EXHIBIT 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

FIRST MID BANCSHARES, INC.,

EVAL SUB INC.,

LINCO BANCSHARES, INC.

AND

THE SELLERS AS DEFINED HEREIN

Dated as of September 25, 2020

TABLE OF CONTENTS

ARTICLE I THE MERGER	1
1.1 The Merger	1
1.2 Effective Time	2
1.3 Effects of the Merger	2
1.4 Merger Consideration; Conversion of Shares.	2
1.5 Cancellation of Treasury Shares	3
1.6 Exchange of Certificates	3
1.7 No Fractional Shares	5
1.8 Shareholder Consent	5
1.9 Withholding	5
1.10 Closing	6
ARTICLE II REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS	6
2.1 Authorization and Effect of Agreement	6
2.2 Title to the Company Shares	6
2.3 Potential Conflicts of Interest	6
2.4 Tax Returns	7
2.5 Investment Representations	7
ARTICLE III REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY	8
3.1 Organization.	8
3.2 Organizational Documents; Minutes and Stock Records	9
3.3 Capitalization.	9
3.4 Authorization; No Violation	10
3.5 Consents and Approvals	10
3.6 Financial Statements	10
3.7 No Undisclosed Liabilities	11
3.8 Loans; Loan Loss Reserves.	11
3.9 Properties and Assets	12
3.10 Material Contracts	13
3.11 No Defaults	14
3.12 Transactions with Affiliates	14
3.13 Investments.	14
3.14 Compliance with Laws; Legal Proceedings.	15

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3.15 Insurance	16
3.16 Taxes	17
3.17 Environmental Laws and Regulations.	19
3.18 Community Reinvestment Act Compliance	20
3.19 Company Regulatory Reports	20
3.20 Employee Matters.	21
3.21 Employee Benefit Plans.	22
3.22 Technology and Intellectual Property.	24
3.23 Absence of Certain Changes or Events	25
3.24 Conduct of Business Since December 31, 2019	25
3.25 Change in Business Relationships	26
3.26 Brokers’ and Finders’ Fees	26
3.27 Information Supplied	26
3.28 No Other Representations or Warranties	26
ARTICLE IV REPRESENTATIONS AND WARRANTIES CONCERNING PARENT AND MERGER SUB	27
4.1 Organization	27
4.2 Capitalization	27
4.3 Authorization; No Violations	28
4.4 Consents and Approvals	28
4.5 Parent SEC Filings and Financial Statements.	28
4.6 Compliance with Laws; Legal Proceedings.	29
4.7 Parent Regulatory Reports	30
4.8 No Adverse Change	30
4.9 Brokers’ and Finders’ Fees	30
4.10 Loans; Loan Loss Reserves.	30
4.11 Financial Capability	31
4.12 Community Reinvestment Act Compliance	31
4.13 No Other Representations or Warranties	31
ARTICLE V AGREEMENTS AND COVENANTS	31
5.1 Conduct of the Company’s Business	31
5.2 Conduct of Parent’s Business	34
5.3 Access to Information and Premises.	35
5.4 Regulatory Filings of Parent	35
5.5 Publicity	36

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5.6 Loan Charge-Off; Pre-Closing Loan Review.	36
5.7 Director and Officer Insurance Coverage	36
5.8 Interim Financial Statements	37
5.9 Section 338(h)(10) Election and Forms; Transaction Tax Treatment	37
5.11 Notice of Certain Events	39
5.12 Reasonable and Diligent Efforts	39
5.13 Stockholder Litigation	40
5.14 Section 16 Matters	40
5.15 Stock Exchange Listing	40
5.16 Dividends	40
5.17 Exclusive Dealing	40
5.18 Board Representation	41
5.19 Registration Rights Agreement.	41
5.20 Takeover Statutes	41
ARTICLE VI EMPLOYEE BENEFIT MATTERS	41
6.1 Benefit Plans	41
6.2 No Rights or Remedies	43
ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB	43
7.1 Representations and Warranties	43
7.2 Performance of Agreements	44
7.3 Closing Certificates	44
7.4 Regulatory and Other Approvals	44
7.5 Delivery of Articles of Merger	44
7.6 No Injunctions or Restraints; Illegality	44
7.7 No Material Adverse Effect	44
7.8 Closing Balance Sheet	44
7.9 Consents and Encumbrances	44
ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS AND THE COMPANY	45
8.1 Representations and Warranties; Performance of Agreements	45
8.2 Performance of Agreements	45
8.3 Closing Certificate	45
8.4 Regulatory and Other Approvals	45
8.5 Approval of Merger and Delivery of Articles of Merger	45

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8.6 No Injunctions or Restraints; Illegality	45
8.7 Stock Exchange Listing.	46
8.8 No Adverse Changes	46
ARTICLE IX TERMINATION	46
9.1 Termination	46
9.2 Effect of Termination.	47
ARTICLE X GENERAL	48
10.1 Confidential Information	48
10.2 Non-Assignment	48
10.3 Notices	48
10.4 Knowledge	49
10.5 Interpretation and Definitions	49
10.6 Entire Agreement	49
10.7 Extension; Waiver	50
10.8 Governing Law	50
10.9 Counterparts	50
10.10 Severability	50

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INDEX OF DEFINED TERMS

Term	Page

2020 MIP	32
2021 MIP	32
Affiliate	49
Agreement	1
Allocation	38
Applicable Law	8
Articles of Merger	2
Bank	9
Bank Merger	1
BHCA	8
Borrowing Affiliate	33
BSA/AML Law	16
Business Day	49
Cash Consideration	2
CLIP	42
Closing	6
Closing Balance Sheet	44
Closing Date	6
Closing Parent Common Stock Price	5
Code	1
Commission	7
Company	1
Company Benefit Plans	22
Company Board	10
Company Common Stock	2
Company Disclosure Schedule	6
Company Financial Statements	10
Company Stock Certificates	2
Company Subsidiaries	9
Confidentiality Agreement	35
Consolidated Shareholders’ Equity	3
Continuation Coverage	42
Conversion Fund	4
DOL	22
Effective Time	2
Employees	21
Encumbrances	12
Environmental Laws	20
ERISA Plans	22
Exchange Act	29
Exchange Agent	4
Excluded Shares	3
Expense Reimbursement	47
Fair Lending Law	16
Federal Reserve	28
Federal Reserve Application	28

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GAAP	8
GBCLM	1
Governmental Authority	10
Hazardous Materials	20
Injunction	44
Intellectual Property	24
Interim Balance Sheet	11
Interim Financial Statements	11
Investment Securities	14
IRS	22
IT Assets	24
Knowledge	49
Letter of Transmittal	4
Licenses	16
LINCO 401(k) Plan	42
Loans	11
Material Adverse Effect	8
Material Contracts	13
Merger	1
Merger Consideration	2
Merger Sub	1
Minimum Adjusted Net Worth	3
MO DOF	20
MO SOS	2
Multiemployer Plan	23
Multiple Employer Plan	23
Ordinary Course of Business	11
OREO Property	12
OREO Subsidiary	9
Outside Date	46
Parent	1
Parent Bank	27
Parent Board	28
Parent Common Stock	2
Parent Disclosure Schedule	27
Parent Financial Statements	28
Parent Loans	30
Parent Regulatory Reports	30
Parent SEC Reports	29
Parent Shares	7
Parent Stock Consideration	2
Parties	1
Party	1
PBGC	22
Permitted Encumbrances	12
Person	6
Pre-Closing Income Tax Return	39
Real Property	12
Regulatory Reports	20
Release	20
Representatives	49

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Requisite Regulatory Approvals	44
Reverse Confidentiality Agreement	48
Section 338 Forms	37
Section 338(h)(10) Election	1
Securities Act	7
Seller	1
Sellers	1
Shareholder Consent	5
Shareholders’ Representative	38
Special Dividend	40
Special Dividend Amount	40
Surviving Company	1
Tax	17
Tax Matter	39
Tax Returns	17
Taxes	17
Termination Date	46
Transaction Payment	42
Transaction Tax Treatment	38
UDAAP Law	15
Written Consent	1

EXHIBITS:

Exhibit A	Form of Bank Merger Agreement
Exhibit B	Form of Shareholder Consent
Exhibit C	Form of Registration Rights Agreement

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is entered into as of the 25th day of September 2020, by and among First Mid Bancshares, Inc., a Delaware corporation (“Parent”), Eval Sub Inc., a Missouri corporation (“Merger Sub”), LINCO Bancshares, Inc., a Missouri corporation (the “Company”), and the holders of all outstanding shares of capital stock of the Company as identified on the signature pages hereto (each individually, a “Seller” and collectively, “Sellers”). Parent, Merger Sub, the Company and Sellers are each referred to in this Agreement as a “Party” and collectively in this Agreement as the “Parties.”

RECITALS

WHEREAS, the Parent Board and the Company Board, and the sole shareholder of Merger Sub, have each approved and declared it advisable and in the best interests of the Parties and their respective stockholders or unit holders to effect a reorganization, whereby Merger Sub will merge with and into the Company, in the manner and on the terms and subject to the conditions set forth in ARTICLE I (the “Merger”), as a result of which the Company will be the Surviving Company;

WHEREAS, immediately following the Merger, the Surviving Company will be merged with and into Parent;

WHEREAS, the Parties have determined that the Merger will constitute a “qualified stock purchase” of the Company Common Stock by Parent from Sellers within the meaning of Section 338(d)(3) of the Code and may determine prior to the Closing Date that it is in their mutual best interests to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder and any corresponding elections under any applicable state or local Tax law (the “Section 338(h)(10) Election”) with respect to the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sellers and certain of their Affiliates are entering into Restrictive Covenant Agreements, as amended or modified from time to time in accordance with their terms; and

WHEREAS, this Agreement and the transactions contemplated hereby, will be adopted and approved, by the written consent of the Sellers (the “Written Consent”) promptly as practicable but not later than twenty-four (24) hours following the execution and delivery of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE I
THE MERGER

1.1               The Merger. Upon the terms and subject to the conditions of this Agreement, on the Closing Date and in accordance with the General and Business Corporation Law of Missouri, as amended (the “GBCLM”), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the company surviving the Merger (the “Surviving Company”). Immediately following the Merger, the Surviving Company shall be merged with and into Parent. Parent will cause the merger of the Bank with and into the Parent Bank at a time to be determined by Parent following the Effective Time (the “Bank Merger”). At the effective time of the Bank Merger, the separate existence of the Bank will terminate. Parent Bank will be the surviving bank and will continue its existence under Applicable Law. The Bank Merger shall be accomplished pursuant to the bank merger agreement in form attached hereto as Exhibit A.

1.2               Effective Time. As of the Closing, the Parties will cause the articles of merger (the “Articles of Merger”) to be executed and filed with the Secretary of State of the State of Missouri (the “MO SOS”) as provided in the GBCLM. The Merger shall become effective on the date and time (referred to as the “Effective Time”) at which the Articles of Merger is duly filed with the MO SOS, or at such other date and time as is agreed among the Parties and specified in the Articles of Merger.

1.3               Effects of the Merger. At and as of the Effective Time:

(a)                as a result of the Merger, the articles of incorporation and bylaws of Merger Sub shall be the articles of incorporation and bylaws of the Surviving Company;

(b)                the officers of the Surviving Company shall be the officers of Merger Sub serving immediately prior to the Effective Time, who shall continue in office for the terms provided in the bylaws of the Surviving Company and until their successors are duly elected or appointed and qualified; and

(c)                the Merger shall have the effects set forth in the applicable provisions of the GBCLM and, without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of Merger Sub shall be vested in the Surviving Company, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Company.

1.4               Merger Consideration; Conversion of Shares.

(a)                At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of the Company, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time (“Company Common Stock”), other than Excluded Shares, shall be converted into and become the right to receive the following consideration (and thereupon shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and shall thereafter represent only the right to receive, upon surrender of such certificate in accordance with Section 1.9(b), the following consideration) (the consideration described in clauses (i) and (ii) below, subject to adjustment in accordance with Section 1.4(d), the “Merger Consideration”): As set forth on, and in accordance with, Schedule 1.4(a), the shares of Company Common Stock shall be converted into the right to receive: (i) the aggregate amount of $116,500,000, less the Special Dividend Amount, in cash without interest allocated among the Sellers as provided on Schedule 1.4(a) (such aggregate amount of cash less the Special Dividend Amount is hereinafter referred to as the “Cash Consideration”), and (ii) an aggregate of 1,262,246 validly issued, fully paid and nonassessable shares of common stock, par value $4.00 per share, of Parent (the “Parent Common Stock”) (such per share amount, together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 1.6, is hereinafter referred to as the “Parent Stock Consideration”) allocated among the Sellers as provided on Schedule 1.4(a). In accordance with Section 1.4(d), the Cash Consideration is subject to adjustment.

(b)                The holders of any certificates of Company Common Stock (“Company Stock Certificates”) previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto except as otherwise provided in this Agreement or by law.

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(c)                If, between the date of this Agreement and the Effective Time, shares of Parent Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a dividend in the form of Parent Common Stock shall be declared with a record date within such period, then the aggregate number of shares included in the Parent Stock Consideration will be appropriately and proportionally adjusted so as to provide the holders of Company Common Stock with the same economic effect as contemplated by this Agreement prior to such event.

(d)                In the event the Closing Balance Sheet reflects Consolidated Stockholders’ Equity less than $169,682,102.00 (the “Minimum Adjusted Net Worth”), for every $50,000.00 shortfall thereof (and not, for the avoidance of doubt, any portion thereof), the Cash Consideration shall be reduced by an aggregate amount equal to $39,000.00, to be applied pro rata to each share receiving Cash Consideration as set forth on Schedule 1.4(a). If the Closing Balance Sheet reflects Consolidated Shareholders’ Equity equal to or greater than the Minimum Adjusted Net Worth, then there will be no adjustment to the Merger Consideration. As used herein, the term “Consolidated Shareholders’ Equity” shall mean the consolidated shareholders’ equity of the Company reflected on the Closing Balance Sheet; provided, however, that the following amounts shall be disregarded, and not be taken into account or otherwise reduce such consolidated shareholders’ equity: (i) any changes to the valuation of the Company’s investment portfolio attributed to ASC 320, whether upward or downward, from June 30, 2020 until the date of the Closing Balance Sheet, (ii) the aggregate fees and expenses of attorneys, accountants, consultants, financial advisors and other professional advisors incurred by the Company or any Company Subsidiary in connection with this Agreement or the transactions contemplated hereby, (iii) any amounts paid or payable to any director, officer or employee of the Company or any Company Subsidiary under any contract, severance arrangement, benefit plan or employment practice of the Company or any Company Subsidiary and all other payroll and non-payroll related costs and expenses incurred by the Company or any Company Subsidiary in connection with this Agreement or the transactions contemplated hereby, (iv) costs associated with the termination of the Company’s employee benefit plans, (v) any costs associated with the termination of the Company’s and Company Subsidiaries’ data processing agreement and other contracts, (vi) any negative provisions for loan losses taken by the Company from the date of this Agreement until the date of the Closing Balance Sheet and (vii) any other expenses incurred solely in connection with the transactions contemplated hereby, in each case incurred or to be incurred by the Company or any Company Subsidiary through the Effective Time in connection with this Agreement and the transactions contemplated hereby.

(e)                Notwithstanding anything to the contrary contained in this Agreement, before the Effective Time, the Parties may mutually agree to change the method of effecting the Merger if and to the extent that they deem such a change to be desirable; provided, that (i) any such change shall not affect the U.S. federal income tax consequences of the Merger to holders of Company Common Stock, and (ii) no such change shall alter or change the amount or kind of the consideration to be issued to holders of Company Common Stock as consideration in the Merger or require submission to or approval of the Company's shareholders after the Merger has been approved by the Company's shareholders. If the Parties agree to make such a change, they shall execute appropriate documents to reflect the change.

1.5               Cancellation of Treasury Shares. At the Effective Time, each share of Company Common Stock held as treasury stock or otherwise held by the Company, if any, immediately prior to the Effective Time shall automatically be cancelled and retired and cease to exist, and no Merger Consideration shall be exchanged therefor (collectively, the “Excluded Shares”).

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1.6               Exchange of Certificates.

(a)                At or prior to the Effective Time, Parent shall authorize the issuance of and shall make available to Computershare Trust Company, N.A., Parent’s exchange agent (the “Exchange Agent”), for the benefit of the holders of Company Stock Certificates for exchange in accordance with this ARTICLE I, a sufficient number of shares of Parent Common Stock, to be issued by book-entry transfer, for payment of the Parent Stock Consideration pursuant to Section 1.4(a)(ii), and (ii) sufficient cash for payment of cash in lieu of any fractional shares of Parent Common Stock in accordance with Section 1.7 Such amount of cash and shares of Parent Common Stock, plus the amount of Cash Consideration payable to the shareholders of the Company pursuant to Section 1.4(a)(i), together with any dividends or distributions with respect thereto paid after the Effective Time, are referred to as the “Conversion Fund”. Parent shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.

(b)                Prior to the Effective Time, Parent shall cause the Exchange Agent to mail to each Seller a letter of transmittal (“Letter of Transmittal”). Each Seller shall properly surrender its respective Company Stock Certificates for exchange to the Exchange Agent, together with a properly completed Letter of Transmittal, duly executed by such Seller (a copy of which will also be provided to Parent), and shall be entitled to receive in exchange therefor Cash Consideration and/or Parent Stock Consideration deliverable in respect of the shares of Company Common Stock represented by such Company Stock Certificate. At the Effective Time, such Company Stock Certificate shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration deliverable upon surrender of a Company Stock Certificate. If a Seller properly surrenders its respective Company Stock Certificates for exchange to the Exchange Agent, together with a properly completed Letter of Transmittal, duly executed by such Seller (a copy of which has also been provided to Parent), at least ten Business Days prior to the Closing Date, Parent shall pay to such Seller the Cash Consideration portion of the Merger Consideration on the Closing Date, and the book-entry transfers for the shares of Common Stock included in the Parent Stock Consideration issued to the Sellers shall be effective on the Closing Date.

(c)                Parent shall instruct the Exchange Agent to identify the shares of Parent Common Stock issued pursuant to Section 1.4 with a legend substantially in the form of the following:  “RESTRICTED SECURITIES THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND WHICH MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(d)                After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time.

(e)                No dividends or other distributions declared with respect to Parent Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder thereof shall surrender such Company Stock Certificate in accordance with this ARTICLE I. Promptly after the surrender of a Company Stock Certificate in accordance with this ARTICLE I, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock into which the shares of Company Common Stock represented by such Company Stock Certificate were converted at the Effective Time pursuant to Section 1.4. No holder of an unsurrendered Company Stock Certificate shall be entitled, until the surrender of such Company Stock Certificate, to vote the shares of Parent Common Stock into which such holder’s Company Common Stock shall have been converted.

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(f)                 Any portion of the Conversion Fund held by the Exchange Agent that remains unclaimed by the shareholders of the Company twelve months after the Effective Time shall be paid to the Surviving Company, or its successors in interest. Any shareholders of the Company who have not theretofore complied with this ARTICLE I shall thereafter look only to the Surviving Company, or its successors in interest, for the issuance of the Cash Consideration, the payment of the Parent Stock Consideration and the payment of cash in lieu of any fractional shares deliverable in respect of such shareholders’ shares of Company Common Stock, as well as any accrued and unpaid dividends or distributions on such Parent Stock Consideration. Notwithstanding the foregoing, none of Parent, the Surviving Company, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)                In the event any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate, and in accordance with this ARTICLE I, the Cash Consideration or the Parent Stock Consideration and cash in lieu of any fractional shares deliverable in respect thereof pursuant to this Agreement, as applicable.

1.7               No Fractional Shares. Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Parent Common Stock shall be issued as Parent Stock Consideration in the Merger. Each holder of shares of Company Common Stock who would otherwise be entitled to receive a fractional share of Parent Common Stock pursuant to this ARTICLE I shall instead be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the Closing Parent Common Stock Price by the fractional share of Parent Common Stock to which such former holder would otherwise be entitled. “Closing Parent Common Stock Price” means the weighted average of the daily closing sales prices of a share of Parent Common Stock as reported on the NASDAQ Global Market for the ten consecutive trading days immediately preceding the Closing Date.

1.8               Shareholder Consent. The Company shall obtain, as soon as reasonably practicable, but in no event later than 11:59 p.m. central time on the first Business Day after the execution and delivery of this Agreement, irrevocable written consents in favor of the adoption and approval of this Agreement executed on behalf of all shareholders to adopt and approve this Agreement as required under the Company’s certificate of incorporation, which shall be in the form attached hereto as Exhibit B (the “Shareholder Consent”).

1.9               Withholding. Parent or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration and any other amounts payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Company Common Stock such amounts as the Company, Parent, or any Affiliate thereof, or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. Parent or the Exchange Agent shall make a good faith effort to provide notice to the Company of its intent to withhold at least five days in advance of doing so, provided that Parent and the Exchange Agent shall have the right to withhold pursuant to this Section 1.9 regardless of whether such notice is provided. To the extent that such amounts are properly withheld by Parent or the Exchange Agent and paid over to the appropriate taxing authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding were made by Parent or the Exchange Agent.

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1.10           Closing. The consummation of the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held on the fifth Business Day following the date on which all of the conditions set forth in ARTICLE VII and ARTICLE VIII have been satisfied, or waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or on such other date as the Parties may mutually agree (the “Closing Date”). The Closing shall take place at 10:00 a.m., local time, on the Closing Date at the offices of Schiff Hardin LLP, 233 S. Wacker Drive, Suite 7100, Chicago, Illinois, or at such other place and time upon which the Parties may agree.

ARTICLE II
REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS

Except as disclosed in the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently herewith (the “Company Disclosure Schedule”) (provided, that any disclosures made with respect to a section of this ARTICLE II shall be deemed to qualify any other section of this ARTICLE II specifically referenced or cross-referenced), each Seller hereby represents and warrants to Parent as of the date hereof as follows:

2.1               Authorization and Effect of Agreement. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid, and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity. Each Seller has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions herein contemplated, and such execution, delivery and performance will not violate any applicable laws or regulations or conflict with or result in a breach by such Seller of the terms, conditions, or provisions of, or constitute a default under, any agreement or instrument to which such Seller is a party or by which such Seller is bound. The state of domicile of each Seller is listed on Company Disclosure Schedule 2.1.

2.2               Title to the Company Shares. Except as set forth on Company Disclosure Schedule 2.2, each Seller owns beneficially and of record, the number of shares of Company Common Stock set forth opposite its name on Company Disclosure Schedule 2.2, free and clear of all claims, Encumbrances, proxies, or calls and has good and marketable title to such shares of Company Common Stock and full legal right, power and authority to transfer such shares of Company Common Stock in the manner contemplated by this Agreement. There are no options, agreements, contracts or other rights in existence to purchase or acquire from any Seller any shares of capital stock of the Company, whether now or hereafter authorized or issued.

2.3               Potential Conflicts of Interest. Except as set forth on Company Disclosure Schedule 2.3, no Seller nor any of their Affiliates:

(a)                owns, directly or indirectly, any interest (excepting not more than 1% stock holdings for investment purposes in securities of publicly held or traded companies) in, or is an officer, director, employee or consultant of, or otherwise receives any remuneration from, any individual, corporation, association, partnership, joint venture, limited liability company, unincorporated organization, or other entity or organization (any such person or entity, a “Person”) which is, or is engaged in business as, a competitor, lessor, lessee, customer or vendor of the Company or any Company Subsidiary (as defined below); provided, any such Person’s ordinary course deposit, lending or borrowing relationships with the Company or any Company Subsidiary are not required to be set forth on Company Disclosure Schedule 2.3; or

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(b)                owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any Company Subsidiary uses, or the use of which is necessary for the conduct of business of the Company or any Company Subsidiary.

2.4               Tax Returns. Each Seller has duly and timely paid all Taxes that are due and payable by such Seller with respect to their allocable share of Company income attributable to their shares of Company Common Stock, whether or not shown or required to be shown on any Tax Return.

2.5               Investment Representations. Each Seller understands that the sale to the Sellers of the shares of Parent Common Stock issued to the Seller in connection with the Merger (the “Parent Shares”) is intended to be a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and in connection therewith, each Seller represents and warrants to Parent and agrees as follows:

(a)                Such Seller has reviewed copies of Parent’s most recently publicly filed reports on each of Forms 10-K and 10-Q, as publicly available on the Electronic Data-Gathering, Analysis, and Retrieval (EDGAR) system of the Securities and Exchange Commission (the “Commission”), and has had an opportunity to ask questions of and receive answers from officers of Parent with respect to the business and financial condition of Parent and to review other statements and reports of Parent filed on EDGAR;

(b)                Such Seller (i) understands that no Person has been authorized to give any information or to make any representations which are not set forth herein or furnished pursuant to Section 2.5(a), (ii) has not relied on any other representations or information and (iii) understands that an investment in Parent Shares involves certain risks, including, but not limited to, those disclosed in Parent’s periodic reports filed with the Commission, and acknowledges that such Seller is able financially to bear such risks;

(c)                Such Seller is not relying on Parent or Parent’s Representatives with respect to the investment considerations relating to the Parent Common Stock; rather, such Seller has consulted or has had the opportunity to consult with such Seller’s own advisors with respect to the investment considerations relating to the Parent Common Stock;

(d)                Such Seller acknowledges and understands that:

(i)                 Neither the sale nor issuance of Parent Shares hereunder has been registered under the Securities Act;

(ii)               Seller may not, directly or indirectly, sell, pledge, transfer, convey or otherwise dispose of the Parent Shares, except (A) in a transaction pursuant to an effective registration statement under the Securities Act and in compliance with the rules and regulations promulgated thereunder, (B) pursuant to SEC Rule 144, or (C) in a transaction that in the opinion of counsel reasonably satisfactory to Parent is exempt from the registration requirements of the Securities Act;

(iii)             stop transfer instructions will be given to the Exchange Agent; and

(iv)              the Parent Shares will be issued by book entry and shall be identified by the Exchange Agent as restricted securities subject to restrictions on transfer.

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(e)                Such Seller is an “accredited investor,” as such term is defined in SEC Rule 501 promulgated under the Securities Act, and such Seller, either alone or together with such Seller’s representatives (if any), has such knowledge and experience in financial and business matters to make an informed investment decision based upon the information furnished to such Seller and such additional information such Seller may have requested and received from Parent;

(f)                 Such Seller is acquiring the Parent Shares for such Seller’s own account and not, in whole or in part, for the account of any other Person, for investment and not with a view toward distribution thereof, except pursuant to an effective registration statement; and

(g)                Such Seller recognizes that in issuing the Parent Shares under the terms of this Agreement, Parent will rely upon the truth and accuracy of the foregoing investment representations and agreements in claiming an exemption from registration under the Securities Act.

ARTICLE III
REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

Except as disclosed in the Company Disclosure Schedule (provided, that any disclosures made with respect to a section of this ARTICLE III shall be deemed to qualify any other section of this ARTICLE III specifically referenced or cross-referenced), the Company hereby represents and warrants to Parent as of the date hereof as follows:

3.1               Organization.

(a)                The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, and has the corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly qualified and in good standing as a foreign corporation in each other jurisdiction where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. As used in this Agreement, “Material Adverse Effect” shall mean, with respect to either Party, changes, developments, occurrences or events (i) having a material adverse effect on the financial condition, assets, liabilities, business or results of operations of such Party or its subsidiaries, taken as a whole, or (ii) that materially impair the ability of such Party to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not be deemed to include the effects of (A) changes after the date hereof in general United States or global business, political, economic or market (including capital or financial markets) conditions, (B) any outbreak, escalation or worsening of hostilities, declared or undeclared acts of war, sabotage, military action or terrorism, (C) changes after the date hereof in United States generally accepted accounting principles (“GAAP”) or authoritative interpretations thereof, (D) changes after the date hereof in any federal, state, local, municipal, foreign, international, multinational or other order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty (“Applicable Law”) generally applicable to the banking industry, (E) the negotiation, execution or announcement of the Merger or this Agreement, (F) any actions by the Parties as required or contemplated by this Agreement or taken with the consent of the other Parties, or (G) any declaration by an applicable Governmental Authority of any national or global epidemic, pandemic or disease outbreak (including the COVID-19 virus), or the material worsening of such conditions threatened or existing as of the date of this Agreement, unless the effects of such epidemic, pandemic or disease outbreak (including the COVID-19 virus) are materially disproportionately adverse to such Party or its respective subsidiaries, taken as a whole, as compared to other companies in the financial services industry.

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(b)                Providence Bank, is a Missouri chartered depository trust company, duly chartered and organized, validly existing and currently authorized to transact the business of banking under the laws of the State of Missouri (the “Bank”), and has the requisite power and authority to own its properties and to carry on its business as presently conducted. The Bank is a wholly owned subsidiary of the Company.

(c)                Each of (i) PBEI Holdings, LLC; (ii) PBDIL Holdings, LLC: (iii) PBSP Holdings, LLC; and (iv) PBGD&N Holdings, LLC each, an “OREO Subsidiary” and, together with the Bank, the “Company Subsidiaries”) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Missouri, has the requisite limited liability company power and authority to own its properties and to carry on its business as presently conducted, and each is a wholly owned subsidiary of the Bank.

(d)                Other than (i) the Company Subsidiaries, (ii) investments in Investment Securities, (iii) securities owned in a fiduciary capacity, (iv) FHLB stock, (v) Federal Reserve stock, and (vi) investments in two small business investment companies described on Company Schedule 3.1(d), neither the Company nor any Company Subsidiary owns, directly or indirectly, any voting stock, equity securities, partnership, joint venture or similar ownership interest in any Person. Except as set forth Company Disclosure Schedule 3.1(d), neither the Company nor any Company Subsidiary has any outstanding contractual obligations to make any equity investment in any Person.

3.2               Organizational Documents; Minutes and Stock Records. The Company has furnished Parent with copies of the articles of incorporation and by-laws, or similar organizational documents, of the Company and each of the Company Subsidiaries, in each case as amended to the date hereof, and with such other documents as requested by Parent relating to the authority of the Company and the Company Subsidiaries to conduct their respective businesses. All such documents are complete and correct. The stock registers and minute books of the Company and each Company Subsidiary are each complete, correct and accurately reflect, in each case in all material respects, all meetings, consents, and other actions of the organizers, incorporators, shareholders, board of directors, and committees of the boards of directors of the Company and each Company Subsidiary, respectively, and all transactions in each such entity’s capital stock or equity ownership occurring since the applicable initial date of organization, incorporation or formation of the Company and each Company Subsidiary.

3.3               Capitalization.

(a)                The Company. The authorized capital stock of the Company consists of 30,000 shares of Company Common Stock, $1.00 par value per share, of which 100 shares are issued and outstanding as of the date of this Agreement and no shares are held in treasury as of the date of this Agreement. The issued and outstanding shares of Company Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. None of the shares of Company Common Stock are subject to any preferences, qualifications, limitations, restrictions or special or relative rights under the Company’s articles of incorporation as in effect as of the date of this Agreement. There are no options, warrants, agreements, contracts, or other rights in existence to purchase, acquire or receive from the Company any shares of capital stock of the Company, whether now or hereafter authorized or issued. Except as set forth on Company Disclosure Schedule 3.3(a), there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of any interests in the Company.

(b)                The Company Subsidiaries. The authorized, issued and outstanding equity interests of each Company Subsidiary is set forth on Company Disclosure Schedule 3.3(b), and all of such issued and outstanding equity interests are owned by the Company or the Bank. The issued and outstanding equity interests of each Company Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and owned by the Company or the Bank. There are no options, agreements, contracts, or other rights in existence to purchase or acquire from any Company Subsidiary any equity interest of any Company Subsidiary, whether now or hereafter authorized or issued.

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3.4               Authorization; No Violation.

(a)                The Company has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of the Company’s obligations, excluding the Special Dividend, hereunder have been duly and validly authorized unanimously by the Board of Directors of the Company (the “Company Board”), and do not violate or conflict with the Company’s articles of incorporation, by-laws, the GBCLM, or any Applicable Law, court order or decree to which the Company or a Company Subsidiary is a party or subject, or by which the Company or a Company Subsidiary, or any of their respective properties are bound, and no other action on the part of the Company or a Company Subsidiary is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby, other than the Shareholder Consent. This Agreement, when executed and delivered, and subject to the consents and regulatory approvals described in Section 3.5, will be a valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity. The only votes of holders of any class or series of Company capital stock necessary to approve this Agreement and the Merger are (i) the holders of at least two thirds of the outstanding shares of Company Common Stock providing such approval at a special meeting of the Company’s shareholders or (ii) the delivery of the Shareholder Consent pursuant to the terms hereof. No state takeover statute or similar statute or regulation applies to this Agreement or any of the transactions contemplated thereby and hereby. The Shareholder Consent, which constitutes the approval of the holders of a majority of the issued and outstanding Company Common Stock as of its date, is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary to adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger.

(b)                Subject to receipt of the consents or approvals set forth in Company Disclosure Schedule 3.5, the execution and delivery of this Agreement and the performance of the Company’s obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any Company Material Contract, except for such rights of termination, cancellation or acceleration that, either individually or in the aggregate, would not reasonably be expected to (i) materially interfere with the Ordinary Course of Business conducted by the Company, any Company Subsidiary or the Surviving Company or (ii) have a Material Adverse Effect on the Company.

3.5               Consents and Approvals. No consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each, a “Governmental Authority”) or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement, the consummation by the Company of the Merger, except for (a) those third-party consents, approvals, filings or registrations set forth on Company Disclosure Schedule 3.5, (b) the Federal Reserve Application, (c) the filing of the Articles of Merger with the MO SOS under the GBCLM, and (d) the Shareholder Consent.

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3.6               Financial Statements. Company Disclosure Schedule 3.6 sets forth true and complete copies of the following financial statements (collectively, the “Company Financial Statements”): (a) the consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 2018 and 2019, and the related statements of income, changes in shareholders’ equity and cash flows for the fiscal years then ended; and (b) the consolidated interim balance sheet of the Company and the Company Subsidiaries as of August 31, 2020 (the “Interim Balance Sheet”) and the related statements of income and changes in shareholders’ equity for the eight month period then ended (together with the Interim Balance Sheet, the “Interim Financial Statements”). The Company Financial Statements are complete and correct and have been prepared in conformance with GAAP applied on a consistent basis throughout the periods involved. Each balance sheet (including any related notes) included in the Company Financial Statements presents fairly the consolidated financial position of the Company and the Company Subsidiaries as of the date thereof, and each income statement (including any related notes) and statement of cash flow included in the Company Financial Statements presents fairly the consolidated results of operations and cash flow, respectively, of the Company and the Company Subsidiaries for the period set forth therein; provided, however, that the Interim Financial Statements contain all adjustments necessary for a fair presentation, subject to normal, recurring year-end adjustments (which adjustments will not be, individually or in the aggregate, material), and lack footnotes. The books, records and accounts of the Company and each Company Subsidiary accurately and fairly reflect, in reasonable detail, all transactions and all items of income and expense, assets and liabilities and accruals relating to the Company and the Company Subsidiaries, as applicable.

3.7               No Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any liabilities, whether accrued, absolute, contingent, or otherwise, existing or arising out of any transaction or state of facts existing on or prior to the date hereof, except (a) as and to the extent disclosed, reflected or reserved against in the Company Financial Statements, (b) as and to the extent arising under contracts, commitments, transactions, or circumstances identified in the Company Disclosure Schedules, excluding any liabilities for breaches thereunder by the Company or a Company Subsidiary, and (c) liabilities, not material in the aggregate and incurred in the Ordinary Course of Business, which, under GAAP, would not be required to be reflected on a balance sheet prepared as of the date hereof. An action taken in the “Ordinary Course of Business” shall mean an action taken in the ordinary course of business of the Company and each Company Subsidiary, as applicable, in conformity with past custom and practice (including with respect to quantity and frequency) and where for such action to be taken, no separate authorization by the Company Board, the board of directors of the Bank or managers of any OREO Subsidiary, as applicable, is required. Any liabilities incurred in connection with litigation or judicial, administrative or arbitration proceedings or claims against the Company or any Company Subsidiary shall not be deemed to be incurred in the Ordinary Course of Business.

3.8               Loans; Loan Loss Reserves.

(a)                Each outstanding loan, loan agreement, note, lease or other borrowing agreement (including any overdraft protection extensions of credit), any participation therein and any guaranty, renewal or extension thereof (collectively, “Loans”) reflected on the books and records of the Bank is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and remedies generally from time to time in effect and by Applicable Law which may affect the availability of equitable remedies. No obligor named in any Loan has provided notice (whether written or, to the Knowledge of the Company or any Company Subsidiary, oral) to the Company or any Company Subsidiary that such obligor intends to attempt to avoid the enforceability of any term of any Loan under any such laws or equitable remedies, and no Loan is subject to any valid defense, set-off, or counterclaim that has been threatened or asserted in writing (or, to the Knowledge of the Company or any Company Subsidiary, oral) with respect to such Loan. All Loans that are secured, as evidenced by the appropriate and sufficient ancillary security documents, are so secured by valid and enforceable liens, except to the extent such validity or enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and remedies generally from time to time in effect and by Applicable Law which may affect the availability of equitable remedies. Neither the Company nor any Company Subsidiary has entered into any loan repurchase agreements. There has been no default on, or forgiveness or waiver of, in whole or in part, any Loan made to an executive officer or director of the Company or any Company Subsidiary or an entity controlled (as defined in Section 10.5) by an executive officer or director during the three years immediately preceding the date hereof.

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(b)                The reserves and allowances for loan and lease losses shown on each of the balance sheets contained in the Company Financial Statements are adequate in the judgment of management, and consistent with the Bank’s internal policies, applicable regulatory standards and under GAAP, to provide for losses, net of recoveries relating to loans and leases previously charged off, on loans and leases outstanding (excluding accrued interest receivable) as of the applicable date of such balance sheet. The aggregate loan balances of the Bank in excess of such reserves, in each case as shown on Company Financial Statements, are, to the Knowledge of the Company and any Company Subsidiary, collectible in accordance with their terms.

3.9               Properties and Assets.

(a)                Real Property. Company Disclosure Schedule 3.9(a) sets forth a complete and correct description of all real property owned or leased by the Company or a Company Subsidiary or in which the Company or a Company Subsidiary has an interest (other than as a mortgagee) (the “Real Property”). “Real Property” does not include real property (x) held by Bank or any OREO Subsidiary as a trustee in the ordinary course of its business, or (y) acquired in foreclosures or in lieu of foreclosures and being held by any Bank or any OREO Subsidiary for disposition as required by Applicable Law (any such real property included in clause (y), “OREO Property”). No real property or improvements are carried on the Bank’s or any OREO Subsidiary’s books and records as OREO. The Company and the Company Subsidiaries own, or have a valid right to use or a leasehold interest in, all Real Property used by them in the conduct of their respective businesses as such businesses are presently conducted. The ownership or leasehold interest of the Company or the Company Subsidiaries in such Real Property is not subject to any mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exceptions or restrictions or claims or charges of any kind (collectively, “Encumbrances”), except for Permitted Encumbrances. As used in this Agreement, “Permitted Encumbrances” shall mean (i) Encumbrances arising under conditional sales contracts and equipment leases with third parties under which the Company or a Company Subsidiary is not delinquent or in default, (ii) carriers’, workers’, repairers’, materialmen’s, warehousemen liens’ and similar Encumbrances incurred in the Ordinary Course of Business, (iii) Encumbrances for taxes not yet due and payable or that are being contested in good faith and for which proper reserves have been established and reflected on the Company Financial Statements, (iv) minor exceptions or defects in title to real property or recorded easements, rights of way, building or use restrictions, covenants or conditions that in each case do not materially impair the intended use thereof, (v) zoning and similar restrictions on the use of real property, and (vi) in the case of any leased assets, (A) the rights of any lessor under the applicable lease agreement or any Encumbrance granted by any such lessor and (B) any statutory lien for amounts not yet due and payable, or that are being contested in good faith and for which proper reserves have been established and reflected on the Company Financial Statements. All material Licenses required for the lawful use and occupancy of any real property by the Company and the Company Subsidiaries, as the case may be, have been obtained and are in full force and effect. Except as set forth on Company Disclosure Schedule 3.9(a), neither the Company nor a Company Subsidiary is the lessor of any real property.

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(b)                Personal Property; Sufficiency of Assets. Company Disclosure Schedule 3.9(b)(i) sets forth descriptions of the fixed assets of the Company or a Company Subsidiary. Except as set forth on Company Disclosure Schedule 3.09(b)(ii), the Company or a Company Subsidiary, as applicable, has good, valid and insurable title to, or a valid leasehold interest in, all tangible and intangible assets used, intended or required for use by the Company or a Company Subsidiary, as applicable, in the conduct of their businesses, free and clear of any Encumbrances, except for Permitted Encumbrances, and all such tangible personal property is in good working condition and repair, normal wear and tear excepted.

3.10           Material Contracts. Except for Contracts evidencing Company Loans made by the Bank in the Ordinary Course of Business, Company Disclosure Schedule 3.10 lists all Material Contracts, true and complete copies of which have been delivered to Parent. “Material Contracts” means the following under which the Company or a Company Subsidiary is obligated on the date hereof (whether written or oral):

(a)                all agreements for consulting, professional, advisory, and other professional services, including engagement letters, and including contracts pursuant to which the Company or a Company Subsidiary performs services for others, in each case exceeding $100,000;

(b)                any leases for real property for which the Company or a Company Subsidiary is a tenant, and any leases of personal property, in each case exceeding $100,000;

(c)                other than conditional sales contracts and security agreements whereunder total future payments are, in each instance, less than $100,000, any contracts, commitments and agreements for the acquisition, development or disposition of real or personal property;

(d)                all contracts relating to the employment, engagement, compensation or termination of directors, officers, employees, consultants or agents of the Company or a Company Subsidiary, and all pension, retirement, profit sharing, stock option, stock purchase, stock appreciation, insurance or similar plans or arrangements for the benefit of any employees, officers or directors of the Company or a Company Subsidiary, including all Benefit Plans as defined in Section 3.21;

(e)                all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of the Company or a Company Subsidiary;

(f)                 all agreements, contracts, mortgages, loans, deeds of trust, leases, commitments, indentures, notes, instruments and other arrangements which are with officers or directors of the Company or a Company Subsidiary, any “affiliates” of the Company or a Company Subsidiary within the meaning of Section 23A of the Federal Reserve Act or any record or beneficial owner of 5% or more of Company Common Stock, or any member of the immediate family or a related interest (as such terms are defined in 12 C.F.R. §215.2(m)) of any such person, excepting any ordinary and customary loans and deposits that comply with applicable banking regulations;

(g)                any contract involving total annual future payments by the Company or a Company Subsidiary of more than $100,000 or which requires performance by the Company or a Company Subsidiary beyond the first anniversary of the Closing Date, that by its terms does not terminate or is not terminable by the Company or a Company Subsidiary, as applicable, without penalty within 30 days after the date of this Agreement;

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(h)                except for provisions of the articles of incorporation and by-laws of each of the Company, or the charter and by-laws of the Bank, all contracts under which the Company or a Company Subsidiary has any obligation, direct, indirect, contingent or otherwise, to assume or guarantee any liability or to indemnify any person (other than in a fiduciary capacity);

(i)                 any contract granting an Encumbrance upon any assets or properties of the Company or a Company Subsidiary;

(j)                 any contracts, commitments and agreements containing covenants that in any way purport to restrict, in any material respect, the business activity of the Company or a Company Subsidiary or limit, in any material respect, the ability of the Company or a Company Subsidiary to engage in any line of business or to compete with any Person, but excluding any such contracts, commitments and agreements (i) solely containing immaterial confidentiality covenants or (ii) with third parties regarding any potential sale transaction involving the Company;

(k)                any agreement providing for indemnification of any Person (other than the Company or a Company Subsidiary) with respect to liabilities relating to any current or former business of the Company or a Company Subsidiary, or any predecessor thereof (other than contained in agreements entered into in the Ordinary Course of Business); and

(l)                 any joint venture, partnership, marketing or similar agreements with any other Person.

3.11           No Defaults. The Company and each Company Subsidiary has fulfilled and taken all action reasonably necessary to date to enable it to fulfill, when due, all of its material obligations under all Material Contracts to which it is a party. There are no breaches or defaults by the Company or a Company Subsidiary under any Material Contract that could give rise to a right of termination or claim for material damages under such Material Contract, and no event has occurred that, with the lapse of time or the election of any other party, will become such a breach or default by the Company or a Company Subsidiary. To the Knowledge of the Company, no breach or default by any other party under any Material Contract has occurred or is threatened that will or could impair the ability of the Company or a Company Subsidiary to enforce any of its rights under such Material Contract.

3.12           Transactions with Affiliates. Except for ordinary course deposit and borrowing relationships made in compliance with Applicable Law and except as set forth on Company Disclosure Schedule 3.12, no executive officer or director of the Company or any Company Subsidiary, immediate family member of any of the foregoing Persons as "immediate family member" is defined in Regulation O promulgated by the Federal Reserve, or entity that “controls” any of the foregoing Persons within the meaning of Regulation O promulgated by the Federal Reserve has any agreement or arrangement with the Company or any Company Subsidiary, or any interest in any material property (whether real, personal or mixed or tangible or intangible) used in or pertaining to the business of the Company or any Company Subsidiary.

3.13           Investments.

(a)                Set forth on Company Disclosure Schedule 3.13(a) is a complete and correct list and description as of August 31, 2020, of (i) all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or a Company Subsidiary, other than, with respect to the Bank, in a fiduciary or agency capacity (the “Investment Securities”) and (ii) all such Investment Securities pledged to secure obligations of the Company or a Company Subsidiary. With respect to each Investment Security, the Company or a Company Subsidiary has good and marketable title to all Investment Securities held by it, free and clear of all Encumbrances, except for Permitted Encumbrances. The Investment Securities are valued on the books of the Company or a Company Subsidiary, as the case may be, in accordance with GAAP. None of the Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or a Company Subsidiary to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or a Company Subsidiary is a party, the Company or the Company Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

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(b)                None of the Company or a Company Subsidiary has sold or otherwise disposed of any Investment Securities in a transaction in which the acquirer of such Investment Securities or other person has the right, either conditionally or absolutely, to require the Company or a Company Subsidiary to repurchase or otherwise reacquire any such Investment Securities.

(c)                Except as disclosed on Company Disclosure Schedule 3.13(c) and except for mortgage rate lock agreements entered into in the Ordinary Course of Business, there are no interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements to which the Company or a Company Subsidiary is bound.

3.14           Compliance with Laws; Legal Proceedings.

(a)                The Company and each Company Subsidiary is, and at all times since January 1, 2018, has been, in compliance with all Applicable Laws (i) that regulate or are concerned in any way with the ownership and operation of banks, their holding companies and their subsidiaries or the business of banking or of acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the lending of money, the collection of interest, the extension of credit and the location and operation of banking facilities, or (ii) that otherwise relate to or affect the business or assets of the Company or such Company Subsidiary, or the assets owned, used, occupied or managed by it, except for in each of (i) and (ii) above where the failure to comply would not have a Material Adverse Effect on the Company and the Company Subsidiaries as a whole.

(b)                Without limiting the generality of the foregoing:

(i)                 UDAAP. Neither the Company nor a Company Subsidiary has received any notice or communication from any Governmental Authority alleging violation of, or noncompliance with, any legal requirement concerning unfair or deceptive acts or practices, including Section 5 of the Federal Trade Commission Act (15 U.S.C. §§ 45), Regulation AA issued by the Board of Governors of the Federal Reserve System Regulation (12 CFR 227), and the Missouri Merchandising Practice Act (Mo. Rev. Stat. §§ 407.010 through 407.307), (each such legal requirement and the rules promulgated thereunder, a “UDAAP Law”).  Neither the Company nor a Company Subsidiary has been cited, fined or otherwise notified of any failure by it to comply with a UDAAP Law which has not been cured or otherwise satisfied in full.

(ii)               BSA/AML. Neither the Company nor a Company Subsidiary has received any notice or communication from any Governmental Authority alleging violation of, or noncompliance with, any legal requirement concerning bank secrecy and anti-money laundering laws or regulations, including the Currency and Foreign Transactions Reporting Act of 1970 (also known as the Bank Secrecy Act), the Money Laundering Control Act of 1986, the Annunzio-Wylie Anti-Money Laundering Act of 1992, the Money Laundering Suppression Act of 1994, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the USA PATRIOT Act) (each such legal requirement and the rules promulgated thereunder, a “BSA/AML Law”).  Neither the Company nor the Bank has been cited, fined or otherwise notified of any failure by it to comply with a BSA/AML Law which has not been cured or otherwise satisfied in full.

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(iii)             Fair Lending.  Neither the Company nor a Company Subsidiary has received any notice or communication from any Governmental Authority alleging violation of, or noncompliance with, any legal requirement concerning any fair lending laws or regulations, including the Equal Credit Opportunity Act and the Fair Housing Act (each such legal requirement and the rules promulgated thereunder, a “Fair Lending Law”).  Neither the Company nor a Company Subsidiary has been cited, fined or otherwise notified of any failure by it to comply with a Fair Lending Law which has not been cured or otherwise satisfied in full.

(c)                Each of the Company and the Company Subsidiaries holds all material licenses, certificates, permits, authorizations, franchises and rights from all appropriate federal, state or other Governmental Authorities necessary for the conduct of its business and the ownership of its assets (collectively, “Licenses”), all such Licenses are in full force and effect, and none of the Company or a Company Subsidiary has received any notice (whether written or, to the Knowledge of the Company or any Company Subsidiary, oral) of any pending or threatened action by any Governmental Authority to suspend, revoke, cancel or limit any License.

(d)                There are no claims, actions, suits or proceedings pending or, to the Knowledge of the Company or any Company Subsidiary, threatened or contemplated against or affecting the Company or a Company Subsidiary, at law or in equity, or before any federal, state or other Governmental Authority or any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment or order or supervisory agreement of any kind in existence against or restraining the Company or a Company Subsidiary from taking any action of any kind in connection with their respective businesses. Neither the Company nor any Company Subsidiary has received from any federal, state or other Governmental Authority any notice or threat (whether written or, to the Knowledge of the Company or any Company Subsidiary, oral) of enforcement actions, or any criticism or recommendation of a material nature concerning capital, compliance with laws or regulations, safety or soundness, fiduciary duties or other banking or business practices that has not been resolved to the reasonable satisfaction of such Governmental Authority.

3.15           Insurance. Company Disclosure Schedule 3.15 sets forth a complete and correct list of all policies of insurance in which the Company or a Company Subsidiary is named as an insured party, which otherwise relate to or cover any assets, properties, premises, operations or personnel of the Company or a Company Subsidiary, or which is owned or carried by the Company or a Company Subsidiary. Company Disclosure Schedule 3.15 does not list policies insuring collateral pledged to the Bank in which the Company or a Company Subsidiary is not named as an insured party. All such policies are legal, valid, binding, enforceable and in full force and effect as of the date hereof and, to the extent usual and customary in the context of the business and the operations in which the Company and the Company Subsidiaries are engaged, and will continue in effect until Closing (or if such policies are cancelled or lapse prior to Closing, renewals or replacements thereof will be entered into in the Ordinary Course of Business). No application for any such policies included a material misstatement or omission. All premiums and costs with respect to such policies are set forth on Company Disclosure Schedule 3.15 and have been paid to the extent due. None of the Company or a Company Subsidiary is in breach or default under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute a breach or default or permit termination, modification or acceleration, under such policy. No claim currently is pending under any such policy involving an amount in excess of $50,000. All material insurable risks in respect of the business and assets of the Company and the Company Subsidiaries are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the business and operations in which the Company and the Company Subsidiary are engaged. None of the Company or any Company Subsidiary has received any notice (whether written or, to the Knowledge of the Company or any Company Subsidiary, oral) from any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying coverage thereof or canceling (except at the request of the Company or a Company Subsidiary) or threatening cancellation of any such insurance contracts.

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3.16           Taxes.

(a)                Definitions. For the purposes of this Agreement, the term “Tax” or, collectively, “Taxes” shall mean (i) any and all U.S. federal, state, local and non-U.S. taxes, levies or other similar assessments of any kind whatsoever imposed, assessed, reassessed or collected by any Governmental Authority, including all interest, penalties, fines, installments, additions to tax or other additional amounts imposed, assessed, reassessed or collected by any Governmental Authority in respect thereof, and including those related to, or levied on, or measured by, or referred to as, net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits, gross receipts, royalty, capital, capital gain, sales, goods and services, harmonized sales, use, value added, ad valorem, transfer, land transfer, real property, capital stock, personal property, environmental, business, property development, occupancy, franchise, license, withholding, payroll, employment, employer health, health insurance, social services, education, all surtaxes, unemployment or employment insurance premiums, workers compensation payments, excise, severance, stamp, premium, escheat, or windfall profits, alternative or minimum taxes, customs duties, import and export taxes, countervail and anti-dumping, and registration fees, whether disputed or not and whether payable directly or by withholding and whether or not requiring the filing of a Tax Return; (ii) any liability of the Company or a Company Subsidiary for the Taxes described in clause (i) hereof arising as a result of being or ceasing to be a member of a consolidated, affiliated or combined group whether pursuant to Treasury Regulation §1.1502-6 (and any corresponding provision of state, local or foreign law) or otherwise; and (iii) any liability for Taxes referenced in clauses (i) and (ii) as a transferee, successor, guarantor, by contract or by operation of Applicable Law (other than a commercial agreement entered into in the Ordinary Course of Business the principal purpose of which is not Tax-sharing).

(b)                Tax Returns and Audits.

(i)                 Each of the Company and the Company Subsidiaries has prepared and timely filed (taking into account all applicable extensions) all material required U.S. federal, state, local and non-U.S. returns, elections, notices, filings, declarations, forms, claims for refund, estimates, information statements, reports and other documents, including any amendments, schedules, attachments, supplements, appendices and exhibits thereto (“Tax Returns ”), with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed relating to any and all Taxes concerning or attributable to the Company and the Company Subsidiaries, as applicable. Such Tax Returns have been prepared and completed in accordance with Applicable Law in all material respects. Company Disclosure Schedule 3.16(b)(i) lists all of the jurisdictions in which the Company and each Company Subsidiary is required to file Tax Returns or pay Taxes.

(ii)               Each of the Company and the Company Subsidiaries has duly and timely (taking into account all applicable extensions) paid, or caused to be duly and timely paid, all Taxes that are due and payable by them (whether or not shown or required to be shown on any Tax Return).

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(iii)             Each of the Company and the Company Subsidiaries has duly and timely withheld or deducted all material Taxes and other amounts required by Applicable Law to be withheld or deducted by it, including Taxes and other amounts required to be deducted or withheld by it in respect of any amount paid or credited, or deemed to be paid or credited, by it to or for the account or benefit of any person, including any former or current Employees, officers or directors and any non-resident person, and has duly and timely remitted, or will duly and timely remit, as applicable, to the appropriate Governmental Authority such Taxes and other amounts required by Applicable Law to be remitted by it, for all periods ending on or prior to the Closing Date.

(iv)              None of the Company or any Company Subsidiary has entered into any agreement or other arrangement, or executed any waiver, providing for any extension of time, including any statute of limitations on or outstanding extension of the period for the assessment or collection of any Tax, and none of the Company or Company Subsidiaries is a beneficiary of any such extension of time that will be outstanding and in effect on the Closing Date.

(v)                No audit or other examination of any Tax Return of any of the Company and the Company Subsidiaries is in progress, nor has the Company or any Company Subsidiary been notified in writing of any request for such an audit or other examination.

(vi)              There are no liens on the assets of the Company or any Company Subsidiary relating to or attributable to Taxes, except for inchoate Tax liens that attach by operation of law or for Taxes that are being contested in good faith and for which proper reserves have been established and reflected on the Company Financial Statements.

(vii)            None of the Company or any Company Subsidiary is a party to any Tax allocation or sharing agreement (other than with respect to itself and any Company Subsidiaries). None of the Company or any Company Subsidiary is or has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a consolidated, unitary or combined Tax group filing, consolidated or combined Tax Returns (other than, in each case, an affiliated, consolidated, unitary or combined group of which the Company is the common parent) or otherwise has any liability for the Taxes of any Person (other than with respect to itself or any of the Company Subsidiaries) except pursuant to commercial transactions entered into in the Ordinary Course of Business the principal purpose of which is not Tax-sharing.

(viii)          No claim in writing has ever been made by any Governmental Authority in a jurisdiction in which any of the Company or a Company Subsidiary does not file Tax Returns that the Company or a Company Subsidiary, as applicable, is or may be subject to Taxes in such jurisdiction.

(ix)              None of the Company or any Company Subsidiary has entered into, been a party to or otherwise participated (directly or indirectly) in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any other “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) or any transaction requiring disclosure under similar provisions of state, local or foreign Tax laws.

(x)                No Tax rulings have been entered into or issued by any Taxing authority with respect to the Company or any Company Subsidiary that would affect the computation of Tax liability of the Company or a Company Subsidiary, as applicable, for any periods (or portions thereto) beginning on or after the Closing Date, and no request for any such rulings currently is pending with any Governmental Authority.

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(xi)              None of the Company or any Company Subsidiary has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

(xii)            There is no contract or Company Benefit Plan covering any current or former employee or current or former independent contractor of the Company or any Company Subsidiary that, individually or collectively, could give rise to a payment by the Company or any Company Subsidiary (or the provision by the Company or any Company Subsidiary of any other benefits such as accelerated vesting) that would not be deductible by the Company or such Company Subsidiary. None of the Company or any Company Subsidiary has any indemnity obligations for any excise Taxes imposed under Code Section 4999 or for any Taxes of any employee, including Taxes under Code 409A.

(xiii)          The Company and each Company Subsidiary has disclosed on their respective Tax Returns all positions taken therein that could reasonably give rise to a substantial understatement of Taxes within the meaning of Code Section 6662.

(xiv)          The Company has not had more than 100 shareholders, has been a “small business corporation” within the meaning of Section 1361(b) of the Code, and has had in effect a valid election to be an “S corporation” under Section 1362(a) of the Code (and has validly been treated in a similar manner for purposes of the applicable Laws of all state and local jurisdictions in which it has been subject to taxation where such treatment is legally available), in each case, at all times since on or about October 5, 2006; the Bank has been treated as a result of a valid applicable election as a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code (and has been or will be validly treated in a similar manner for purposes of the applicable Laws of all state and local jurisdictions in which it has been subject to taxation where such treatment is legally available) at all times since on or about January 23, 2007; each OREO Subsidiary has been treated for federal income tax purposes as a disregarded entity at all times during its existence; and no election has been filed with any Governmental Authority to treat the Company or any Company Subsidiary as an association taxable as a corporation for U.S. federal or applicable state and local income tax purposes.

3.17           Environmental Laws and Regulations.

(a)                Each of the Company and the Company Subsidiaries (i) has had and now has all environmental approvals, consents, Licenses, permits and orders required to conduct the business in which it has been or is now engaged and (ii) has been at all times since January 1, 2018 and is in compliance in all material respects with all applicable Environmental Laws.

(b)                Except as set forth on Company Disclosure Schedule 3.17(b):

(i)                 there are no claims, actions, suits or proceedings pending or, to the Knowledge of the Company or any Company Subsidiary, threatened or contemplated against, or involving, the Company or any of the Company Subsidiaries, or any assets of any of the Company or the Company Subsidiaries, under any of the Environmental Laws (whether by reason of any failure to comply with any of the Environmental Laws or otherwise);

(ii)               no decree, judgment or order of any kind under any of the Environmental Laws has been entered against the Company or any of the Company Subsidiaries;

(iii)             there has been no Release of Hazardous Materials at or affecting the Real Property or OREO;

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(iv)              (A) there are no Hazardous Materials in the soils, groundwater or surface waters of the Real Property that exceed applicable clean-up levels under Environmental Laws and (B) no Real Property is currently listed on or proposed for listing on any listing on the United States Environmental Protection Agency’s National Priorities List or any other analogous state governmental list of properties or sites that require investigation, remediation or other response action under applicable Environmental Laws; and

(v)                none of the Company or the Company Subsidiaries is or has since January 1, 2018 (A) transported or disposed, or arranged for the transportation or disposal, either directly or indirectly through a sub-contractor, of a Hazardous Material, at any facility from which there is a Release or threat of Release or that is currently undergoing investigation, remediation or other response action under applicable Environmental Laws, or (B) owned, operated, leased, or subleased in (1) any facility at which any Hazardous Materials were treated, stored in significant quantities, recycled, disposed or are or were installed or incorporated into the structure or (2) any real property on which such a facility is or was located.

(c)                “Hazardous Materials” means (A) pollutants, contaminants, pesticides, petroleum or petroleum products, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous, or toxic wastes, substances, chemicals or materials which are considered to be hazardous or toxic under any Environmental Law, including any “hazardous substance” as defined in or under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Sec. 9601, et seq., as amended and reauthorized, and any “hazardous waste” as defined in or under the Resource Conservation and Recovery Act, 42 U.S.C., Sec. 6902, et seq., and all amendments thereto and reauthorizations thereof, and (B) any other pollutants, contaminants, hazardous, dangerous or toxic chemicals, materials, wastes or other substances, including any industrial process or pollution control waste or asbestos, which pose a risk to the health and safety of any person.

(d)                “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material), either on the Real Property or migrating from the Real Property onto another property, whether or not notification or reporting to any governmental authority was or is required, including any Release which is subject to Environmental Laws.

(e)                “Environmental Laws” means all applicable federal, state and local statutes, regulations, ordinances, rules and policies, all court and administrative orders and decrees, all arbitration awards, and the common law, which pertain to Hazardous Materials or protection of human health and safety.

3.18           Community Reinvestment Act Compliance. The Bank’s most recent Community Reinvestment Act rating was “satisfactory” or better.

3.19           Company Regulatory Reports. Since January 1, 2018, the Company and the Company Subsidiaries have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, required to be filed with the Federal Reserve, the Federal Deposit Insurance Corporation, the Missouri Division of Finance (the “MO DOF”), the MO SOS and any other Governmental Authority or self-regulatory organization with jurisdiction over any of the activities of the Company or a Company Subsidiary (the “Regulatory Reports”), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable Governmental Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed.

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3.20           Employee Matters.

(a)                (i) Neither the Company nor any Company Subsidiary has entered into, nor is the Company or any Company Subsidiary otherwise bound by, any collective bargaining agreements that are now in effect with respect to their employees nor has the Company or any Company Subsidiary experienced any labor disturbance, slow-down, strike, lockout, material grievance, claim of unfair labor practices, or other dispute relating to any union or collective bargaining within the past three years; (ii) there is no labor strike, labor dispute, or work slow-down, stoppage or lockout pending or, to the Knowledge of the Company and the Company Subsidiaries, threatened against or affecting the Company or any Company Subsidiary; (iii) to the Knowledge of the Company and the Company Subsidiaries, no union organization campaign is threatened or in progress with respect to any of the employees of the Company or the Company Subsidiary, and no question concerning representation exists respecting such employees; (iv) there is no unfair labor practice charge or complaint threatened or pending against the Company or the Company Subsidiaries before the National Labor Relations Board; and (v) neither the Company nor any Company Subsidiary has agreed to recognize any union or other collective bargaining representative, and no union or other collective bargaining representative has been certified as the exclusive bargaining representative of any of the employees of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has committed any unfair labor practice. To the Knowledge of the Company and the Company Subsidiaries, (1) no event has occurred or circumstance exists that could provide the basis for any work slow-down or stoppage or other labor dispute and (2) there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or the Company Subsidiaries.

(b)                Company Disclosure Schedule 3.20(b) sets forth the name, job title and date of commencement of employment with respect to each employee of the Company and the Company Subsidiaries (collectively, the “Employees”).

(c)                The Company and the Company Subsidiaries have complied and are in compliance in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to (i) wages, hours, bonuses, commissions, termination pay, vacation pay, sick pay, fringe benefits, employee benefits, health insurance continuation (COBRA), and the payment and/or accrual of the same and all insurance and all other costs and expenses applicable thereto; (ii) unlawful, wrongful, retaliatory, harassing, or discriminatory employment or labor practices; (iii) occupational health and safety standards; (iv) employment taxes, deductions, reporting and licensure requirements, and (v) plant closing, mass layoff, immigration, workers’ compensation, disability, unemployment compensation, whistleblower laws, driver regulations, and other employment laws, regulations and ordinances. The Company and each Company Subsidiary are in material compliance with the Immigration Reform and Control Act of 1986 and maintain a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986 and the Company and the Company Subsidiaries have verified that each and every employee who is currently working in the United States is eligible to work in the United States.

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(d)                All employees of the Company and the Company Subsidiaries have been or will have been on or before the Closing, paid in full by the Company and the Company Subsidiaries, as applicable, for all earned wages, salaries, commissions, bonuses (including any bonuses or incentive compensation related to the transactions contemplated by this Agreement), vacation pay, sick pay, and other compensation for all services performed by such employees up to and including the Closing or any such unpaid amounts existing at the time of the Closing will be properly reflected in the Closing Balance Sheet to the extent required by GAAP. All independent contractors who have worked for the Company or any Company Subsidiary at any time are and have been properly classified as independent contractors pursuant to all applicable regulations. The Company and any Company Subsidiary have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to their respective employees and are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing.

(e)                The books and records of the Company and the Company Subsidiaries, including personnel files, contain no reference to any material charge, grievance or complaint made against, or material disciplinary proceeding initiated by, the Company or a Company Subsidiary since January 1, 2018 with respect to any employee concerning an alleged material violation of the Company’s or a Company Subsidiary’s employee handbook or code of ethics, including any provisions therein that relate to sexual harassment or misconduct, nor to the Knowledge of the Company or the Bank have any such charges, grievances or complaints ever been made since January 1, 2018, or any such disciplinary proceedings initiated in each case since January 1, 2018, with respect to any employee of the Company or a Company Subsidiary.

3.21           Employee Benefit Plans.

(a)                Company Disclosure Schedule 3.21(a) includes a complete and correct list of each employee welfare benefit plan and employee pension benefit plan within the meaning of ERISA Sections 3(1) and 3(2), respectively (the “ERISA Plans”), each compensation, consulting, employment or collective bargaining agreement, and each stock option, stock purchase, phantom stock, stock appreciation right, other stock based, life, health, disability or other insurance or benefit, bonus, deferred or incentive compensation, severance or separation, change in control, profit sharing, retirement, award agreement, form of award agreement or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees or former employees or directors or former directors of the Company or any Company Subsidiary which the Company or any Company Subsidiary maintains or contributes to or to which the Company or any Company Subsidiary is a party and by which it is otherwise bound or has liability with respect to (collectively, together with the ERISA Plans, the “Company Benefit Plans”).

(b)                The Company previously has delivered or made available to Parent true and complete copies of the following with respect to each Company Benefit Plan: (i) copies of each Company Benefit Plan, and all related plan descriptions; (ii) the last three years’ Annual Returns on Form 5500, including all schedules thereto and the opinions of independent accountants; (iii) all Internal Revenue Service (“IRS”) determination (or opinion) letters; (iv) all contracts with third party administrators, actuaries, investment managers, trustee, consultants, insurers, and independent contractors that relate to any Company Benefit Plan; and (v) all other material notices or other material communications between the IRS, the U.S. Department of Labor (the “DOL”), or the Pension Benefit Guaranty Corporation (the “PBGC”) and the Company or any Company Benefit Plan within the four years preceding the date of this Agreement.

(c)                Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in combination with any other event) will cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of the Company or any Company Subsidiary under any Company Benefit Plan or any other increase in the liabilities of the Company or any Company Subsidiary under any Company Benefit Plan as a result of the transactions contemplated by this Agreement; provided, that, to the extent the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby results in any such item, Company Disclosure Schedule 3.21(c) includes a true and complete (i) list of each individual receiving a right to any such benefit and (ii) a description of each such benefit.

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(d)                Except as set forth on Company Disclosure Schedule 3.21(d), neither the Company nor any Company Subsidiary maintains or participates, and has ever maintained or participated, in (i) a multiemployer plan within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”); (ii), a “multiple employer plan” within the meaning of Section 413(c) of the Code (a “Multiple Employer Plan”); (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; or (iv) a pension plan subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code. Neither the Company nor any Company Subsidiary or, to their Knowledge, any director or employee of the Company or any Company Subsidiary, or any fiduciary of any ERISA Plan has engaged in any transaction in violation of Section 406 or 407 of ERISA or any “prohibited transaction” (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408 of ERISA or Section 4975(d) of the Code in connection with such ERISA Plan and which would reasonably be expected to result in material liability to the Company or any Company Subsidiary. The Company and the Company Subsidiaries do not provide and since January 1, 2018 have not provided medical benefits, life insurance or similar welfare benefits to former employees, except as required by Section 601 of ERISA.

(e)                Each ERISA Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a current favorable determination letter from the IRS, to the effect that it is qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or the Company and the Company Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to the Company’s or the Company Subsidiaries’ Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any ERISA Plan or the tax-exempt status of any related trust, and such ERISA Plan has been timely amended to reflect applicable legislation and regulations for which the remedial amendment period has expired.

(f)                 Each Company Benefit Plan has been administered in material compliance with its terms and with all Applicable Law, rules and regulations, including ERISA and the Code. Neither the Company nor any Company Subsidiary that is a fiduciary with respect to any Company Benefit Plan has breached any of the responsibilities, obligations or duties imposed on it by ERISA. No Company Benefit Plan is currently the subject of a submission under IRS Employee Plans Compliance Resolution System or any similar system, nor under any DOL amnesty program, and to the Knowledge of the Company and each Company Subsidiary such submission of any Company Benefit Plan is anticipated.

(g)                Other than claims for benefits made in the Ordinary Course of Business, there is no litigation, claim, assessment, audit, inquiries or reviews pending or, to the Company’s or the Company Subsidiaries’ Knowledge, threatened by, on behalf of, or against any of the Company Benefit Plans or against the administrators or trustees or other fiduciaries of any of the Company Benefit Plans and, to the Company’s or the Company Subsidiaries’ Knowledge, there is no reasonable basis for any such litigation, claim or assessment in each case that could subject the Company or a Company Subsidiary to a material fine, tax, penalty or liability. Every Company Benefit Plan fiduciary and official is bonded to the extent required by Section 412 of ERISA.

(h)                All accrued contributions and other payments to be made by the Company or the Company Subsidiaries to any Company Benefit Plan (i) through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Company Financial Statements and (ii) through the Closing Date will have been made or reserves adequate for such purposes will have been set aside therefor and reflected in the Company Financial Statements. Except to the extent reserved for and reflected in the Company Financial Statements in accordance with this subsection (i), none of the Company or any Company Subsidiary has committed to, or announced, a change to any Company Benefit Plan that increases the cost of the Company Benefit Plan to the Company or a Company Subsidiary.

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(i)                 No condition exists as a result of which the Company would have any liability, whether absolute or contingent, under any Company Benefit Plan with respect to any misclassification of a person performing services for the Company as an independent contractor rather than as an employee.

3.22           Technology and Intellectual Property.

(a)                Company Disclosure Schedule 3.22(a) sets forth a complete and correct list of all (i) registered trademarks, service marks, domain names, copyrights and patents; (ii) applications for registration or grant of any of the foregoing; (iii) unregistered trademarks, service marks, trade names, logos and assumed names; and (iv) licenses for any of the foregoing, in each case, owned by or for the benefit of the Company or a Company Subsidiary, or used in or necessary to conduct the Company’s or a Company Subsidiary’s business as presently conducted. The items on Company Disclosure Schedule 3.22(a), together with all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, licenses, formulae, customer lists or other databases, business application designs and inventions currently used in or necessary to conduct the businesses of the Company or of a Company Subsidiary, constitute the “Intellectual Property.”

(b)                The Company and each Company Subsidiary has ownership of, or such other rights by license, lease or other agreement in and to, the Intellectual Property as is necessary to permit the use of the Intellectual Property in the conduct of its business as presently conducted. Since January 1, 2015, neither the Company nor any Company Subsidiary has received any notice (whether written or, to the Knowledge of the Company or any Company Subsidiary, oral) alleging that the Company or any Company Subsidiary has infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, and to the Knowledge of the Company and the Company Subsidiaries, none of the Company or any Company Subsidiary has committed any such violation or infringement. To the Knowledge of the Company or any Company Subsidiary, there are no facts or circumstances that, upon consummation of the transactions contemplated hereby, would cause the Company or any Company Subsidiary to be in any way more restricted in its use of any of the Intellectual Property than it was on the date hereof under any contract to which the Company or a Company Subsidiary is a party or by which it is bound, or that use of such Intellectual Property by the Bank will, as a result of such consummation, violate or infringe the rights of any Person, or subject Parent, the Company a Company Subsidiary to liability of any kind, under any such contract.

(c)                The Company or a Company Subsidiary has ownership of, or such other rights by license, lease or other agreement in and to, the IT Assets as is necessary to permit the Company and the Company Subsidiaries to use the IT Assets in the conduct of their respective businesses as presently conducted. The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and the Company Subsidiaries in connection with their respective businesses, and have not materially malfunctioned or failed within the past three years. “IT Assets” means the computers, computer software, firmware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation, owned or leased by the Company or the Company Subsidiaries. To the Knowledge of the Company and the Company Subsidiaries, the IT Assets do not contain any worms, viruses, bugs, faults or other devices or effects that (i) enable or assist any Person to access without authorization the IT Assets, or (ii) otherwise significantly adversely affect the functionality of the IT Assets, except as disclosed in its documentation. To the Knowledge of the Company and the Company Subsidiaries, no Person has gained unauthorized access to the IT Assets. The Company and the Company Subsidiaries have implemented reasonable back-up and disaster recovery technology consistent with industry practices. To the Knowledge of the Company and the Company Subsidiaries, except for “off the shelf” software licensed by the Company or the Company Subsidiaries in the Ordinary Course of Business, none of the IT Assets contains any shareware, open source code, or other software the use of which by the Company to any Company Subsidiary requires disclosure or licensing of any intellectual property.

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3.23           Absence of Certain Changes or Events. Other than as specifically disclosed in this Agreement, the Company Financial Statements, or the Schedules delivered pursuant to this Agreement, since December 31, 2019, the Company and the Company Subsidiaries have not suffered any change, development, occurrence or event that, in any case or in the aggregate, has caused or reasonably would be expected to cause a Material Adverse Effect to the Company and the Company Subsidiaries taken as a whole. No fact or condition exists with respect to the business, operations or assets of the Company or the Company Subsidiaries which the Company has reason to believe may cause the Federal Reserve Application or any of the other regulatory approvals referenced in Section 7.4 or Section 8.4 to be denied or unduly delayed.

3.24           Conduct of Business Since December 31, 2019. Since December 31, 2019 the business of the Company and each Company Subsidiary has been conducted only in the Ordinary Course of Business. Without limiting the generality of the foregoing, since December 31, 2019, except as set forth on Company Disclosure Schedule 3.24, none of the Company or a Company Subsidiary has taken, or has caused, suffered or permitted to be taken any of the following actions:

(a)                sold, leased (as lessor), transferred or otherwise disposed of (including any transfers to any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any of the Company’s or any Company Subsidiary’s assets reflected on the Company Financial Statements or any assets acquired by the Company or a Company Subsidiary after December 31, 2019, except for (i) OREO and loans held for sale and Investment Securities sold or otherwise disposed of in the Ordinary Course of Business and (ii) Permitted Encumbrances;

(b)                cancelled any debts owed to or claims held by the Company or a Company Subsidiary (including the settlement of any claims or litigation) other than in the Ordinary Course of Business;

(c)                created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money in respect of the Company or a Company Subsidiary, or entered into, as lessee, any capitalized lease obligations, in either case other than in the Ordinary Course of Business;

(d)                accelerated or delayed collection of notes, accounts or loans receivable generated by the Company or a Company Subsidiary in advance of or beyond their regular due dates or the dates when the same would have been collected in the Ordinary Course of Business;

(e)                delayed or accelerated payment of any account payable or other liability of the Company or a Company Subsidiary beyond or in advance of its due date or the date when such liability would have been paid in the Ordinary Course of Business;

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(f)                 declared or paid any dividend on shares of Company Common Stock or made any other distribution with respect thereto, except in the Ordinary Course of Business;

(g)                instituted any increase in any compensation payable to any employee of the Company or any Company Subsidiary other than routine increases in the Ordinary Course of Business, or instituted any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of the Company or any Company Subsidiary;

(h)                prepared or filed any material Tax Return inconsistent with past practice or, on any such material Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar material Tax Returns in prior periods; or

(i)                 made any change in the accounting principles and practices used by the Company or any Company Subsidiary from those applied in the preparation of the Company Financial Statements and the related statements of income and cash flow for the period then ended.

3.25           Change in Business Relationships. To the Knowledge of the Company, as of the date hereof, none of the Company or any Company Subsidiary has received notice (whether written or oral), whether on account of the transactions contemplated by this Agreement or otherwise, that any customer, agent, Representative, supplier, vendor or business referral source of the Company or any Company Subsidiary intends to discontinue, diminish or change its relationship with the Company or any Company Subsidiary (other than loan payoffs in the Ordinary Course of Business), the effect of which would be material to the business, assets or operations of the Company or any Company Subsidiary. There have been no complaints or disputes (in each case set forth in writing) with any customer, employee, agent, Representative, supplier, vendor, business referral source or other parties that have not been resolved which are reasonably likely to be material to the business, assets or operations of the Company or any Company Subsidiary.

3.26           Brokers’ and Finders’ Fees. Except for Keefe, Bruyette & Woods, none of the Company or any Company Subsidiary has any liability (whether incurred, potential, contingent or otherwise) for financial advisor fees, brokerage commissions, finders’ fees, or like compensation with respect to the transactions contemplated by this Agreement.

3.27           Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in any filings with the Commission by Parent in connection with the transactions contemplated by this Agreement will, at the time any such filing is filed with the Commission, or at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.28           No Other Representations or Warranties. Except for the representations and warranties made by the Company in this ARTICLE III, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company, any of the Company Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or Representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of the Company Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by the Company in this ARTICLE III, any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. The Company acknowledges and agrees that neither Parent or Merger Sub nor any other Person has made or is making any express or implied representation or warranty other than those contained in ARTICLE IV.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES
CONCERNING PARENT AND MERGER SUB

Except as disclosed in the disclosure schedule delivered by Parent and Merger Sub to the Company concurrently herewith (the “Parent Disclosure Schedule”) (provided, that any disclosures made with respect to a section of this ARTICLE IV shall be deemed to qualify any other section of this ARTICLE IV specifically referenced or cross-referenced), Parent and Merger Sub hereby represent and warrant to the Company as of the date hereof as follows:

4.1               Organization.

(a)                Parent is duly registered as a financial holding company under the BHCA, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its own properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Parent. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, has the corporate power and authority to own its own properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign company in each jurisdiction where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Parent. Merger Sub is a wholly owned subsidiary of Parent.

(b)                First Mid Bank & Trust, N.A. is a nationally chartered bank, duly chartered and organized, validly existing and currently authorized to transact the business of banking under the laws of the United States of America (the “Parent Bank”), and has the requisite power and authority to own its properties and to carry on its business as presently conducted. Parent Bank is a wholly owned subsidiary of Parent.

4.2               Capitalization. The authorized capital stock of Parent consists of (i) 30,000,000 shares of common stock, $4.00 par value per share, of which 16,728,190 shares were issued and outstanding, and 614,403 shares were held in treasury, as of September 22, 2020, and (ii) 1,000,000 shares of preferred stock, no par value per share, of which zero shares are issued and outstanding as of the date of this Agreement. The issued and outstanding shares of Parent Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable. The Parent Common Stock is subject to certain preferences, qualifications, limitations, restrictions or special or relative rights under Parent’s certificate of incorporation, a true and complete copy of which has been previously provided to the Company. There are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from Parent any shares of capital stock of Parent, whether now or hereafter authorized or issued, other than shares issuable pursuant to employee benefit or compensation plans referred to in the Parent SEC Documents. There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of any interests in Parent.

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4.3               Authorization; No Violations. The execution and delivery of this Agreement by Parent and the performance of Parent’s obligations hereunder have been duly and validly authorized by the board of directors of Parent (the “Parent Board”), do not violate or conflict with the certificate of incorporation or by-laws of Parent, the Delaware General Corporation Law, as amended, or any Applicable Law, court order or decree to which Parent is a party or subject, or by which Parent is bound, and require no further corporate or stockholder approval on the part of Parent. Subject to receipt of the consents or approvals set forth in Schedule 4.4, the execution and delivery of this Agreement by Parent and the performance of Parent’s obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which Parent is bound. This Agreement, when executed and delivered, and subject to the matters described in Section 4.4, will be a valid, binding and enforceable obligation of Parent, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity. The execution and delivery of this Agreement by Merger Sub and the performance of Merger Sub's obligations hereunder have been duly and validly authorized by the board of directors and sole stockholder of Merger Sub, do not violate or conflict with the certificate of incorporation or by-laws of Merger Sub, any Applicable Law, court order or decree to which Merger Sub is a party or subject, or by which Merger Sub is bound, and require no further corporate or stockholder approval on the part of Merger Sub. Parent, in its capacity as sole stockholder of Merger Sub, has approved this Agreement and the Merger. Subject to receipt of the consents or approvals set forth in Schedule 4.4, the execution and delivery of this Agreement by Merger Sub and the performance of Merger Sub's obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which Merger Sub is bound. This Agreement, when executed and delivered, and subject to the matters described in Section 4.4, will be a valid, binding and enforceable obligation of Merger Sub, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

4.4               Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary in connection with the execution and delivery by Parent of this Agreement and the consummation by Parent, as of the Effective Date, of the transactions contemplated by this Agreement, except for (a) the consents and approvals set forth on Schedule 4.4, (b) the filing by Parent of an application with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the BHCA (the “Federal Reserve Application”), (c) the Shareholder Consent, and (d) the filing of the Articles of Merger with the MO SOS under the GBCLM.

4.5               Parent SEC Filings and Financial Statements.

(a)                The financial statements presented (or incorporated by reference) in the Parent SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements. Taken together, the financial statements presented in the Parent SEC Reports (collectively, the “Parent Financial Statements”) are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of Parent and its subsidiaries at the respective dates of and for the periods referred to in the Parent Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Parent Financial Statements. The Parent Financial Statements do not include any assets or omit to state any liabilities, absolute or contingent, or other facts, which inclusion or omission would render the Parent Financial Statements misleading in any material respect as of the respective dates thereof and for the periods referred to therein. As of the date hereof, BKD LLP has not resigned (or informed Parent that it intends to resign) or been dismissed as independent registered public accountants of Parent.

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(b)                Since the December 31, 2018, Parent has filed all forms, documents and reports required to be filed with the Commission under the Securities Act or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) (collectively with any amendments thereto, the “Parent SEC Reports”), except to the extent that the failure to file any such Parent SEC Report would not have a Material Adverse Effect on Parent. Each of the Parent SEC Reports, in each case as of its filing date, or, if amended, as finally amended prior to the date of this Agreement (with respect to those Parent SEC Reports filed prior to the date of this Agreement), has complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and none of the Parent SEC Reports, when filed or furnished or, if amended, as finally amended prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such failure to comply or untrue statement or omission would not have a Material Adverse Effect on Parent. None of Parent’s subsidiaries are or ever have been required to file periodic reports with the Commission. As of the date of this Agreement, there are no material outstanding or unresolved comments received from the Commission with respect to any of the Parent SEC Reports.

(c)                Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act, and Parent has established and maintains internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act. Parent has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Parent’s auditors and the audit committee of the Parent Board (i) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting. Since December 31, 2018, neither Parent nor any of its subsidiaries has Knowledge of any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or its subsidiaries or their respective internal accounting controls, including any written complaint, allegation, assertion or claim that Parent or any of its subsidiaries has engaged in questionable accounting or auditing practices, which, if true, would constitute a significant deficiency or a material weakness. Since January 1, 2018, subject to any applicable grace periods, (i) Parent has been and is in compliance in all material respects with the applicable provisions of the Sarbanes Oxley Act of 2002, and (ii) Parent has been and is in compliance with the applicable listing and corporate governance rules and regulations of NASDAQ.

4.6               Compliance with Laws; Legal Proceedings.

(a)                Parent and its subsidiaries are each in compliance with all applicable federal, state, county and municipal laws and regulations (i) that regulate or are concerned in any way with the ownership and operation of banks or the business of banking, their holding companies and their subsidiaries or of acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the lending of money, the collection of interest, the extension of credit and the location and operation of banking facilities, or (ii) that otherwise relate to or affect the business or assets of Parent or any of its subsidiaries or the assets owned, used, occupied or managed by Parent or any of its subsidiaries, except for such noncompliance which individually or in the aggregate would not have a Material Adverse Effect on Parent. Parent and its subsidiaries hold all material Licenses from all appropriate federal, state or other Governmental Authorities necessary for the conduct of their respective businesses and the ownership of their respective assets. None of Parent or its subsidiaries has received from any federal, state or other Governmental Authority any notice or communication indicating that Governmental Authority would, and Parent has no reason to believe any such Governmental Authority would, object to, or withhold any approval or consent necessary for, the consummation by Parent of the Merger and the transactions contemplated by this Agreement.

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(b)                Except as may be disclosed in the Parent SEC Documents, there are no material claims, actions, suits or proceedings pending or, to the Knowledge of Parent, threatened or contemplated against or affecting Parent or its subsidiaries, at law or in equity, or before any federal, state or other Governmental Authority or any arbitrator or arbitration panel, whether by contract or otherwise, including any claims, actions, suits or proceedings that might seek to challenge the validity or propriety of the Merger or that would affect Parent’s ability to obtain the Requisite Regulatory Approvals, and there is no decree, judgment or order or supervisory agreement of any kind in existence against or restraining Parent or its subsidiaries from taking any action of any kind in connection with their respective businesses. Except as may be disclosed in the Parent SEC Documents, none of Parent or its subsidiaries has received from any federal, state or other Governmental Authority any notice or threat (whether written or, to the Knowledge of Parent, oral) of any enforcement action, criticism or recommendation concerning capital, compliance with laws or regulations, safety or soundness, fiduciary duties or other banking or business practices that has not been resolved to the reasonable satisfaction of such Governmental Authority and that would be materially adverse to Parent and its subsidiaries taken as a whole, and Parent has no reasonable basis to believe that any such enforcement action, criticism or recommendation not otherwise disclosed herein is contemplated.

4.7               Parent Regulatory Reports. Since December 31, 2018, Parent and its subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, required to be filed with the Federal Reserve, the OCC, the Delaware Secretary of State and any other Governmental Authority or self-regulatory organization with jurisdiction over any of the activities of Parent or its subsidiaries (the “Parent Regulatory Reports”), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Parent Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable Governmental Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.8               No Adverse Change. Except as disclosed in the Parent SEC Documents or this Agreement, there has not occurred (a) since December 31, 2019, any Material Adverse Effect on Parent, or (b) any change, condition, event, circumstance, fact or other occurrence, whether occurring before or since December 31, 2019 that may reasonably be expected to have or result in a Material Adverse Effect on Parent. No fact or condition exists with respect to the business, operations or assets of Parent or its subsidiaries which Parent has reason to believe may cause the Federal Reserve Application or any of the other regulatory approvals referenced in Section 7.4 or Section 8.4 to be denied or unduly delayed.

4.9               Brokers’ and Finders’ Fees. Neither Parent nor any of its subsidiaries has any liability (whether incurred, potential, contingent or otherwise) for brokerage commissions, finders’ fees, or like compensation with respect to the transactions contemplated by this Agreement.

4.10           Loans; Loan Loss Reserves.

(a)                Each outstanding loan, loan agreement, note, lease or other borrowing agreement (including any overdraft protection extensions of credit), any participation therein and any guaranty, renewal or extension thereof (collectively, “Parent Loans”) reflected on the books and records of Parent Bank is evidenced by appropriate and sufficient documentation and, to the Knowledge of Parent, constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and remedies generally from time to time in effect and by Applicable Law which may affect the availability of equitable remedies. No obligor named in any Parent Loan has provided notice (whether written or, to the Knowledge of Parent or Parent Bank, oral) to Parent or Parent Bank that such obligor intends to attempt to avoid the enforceability of any term of any Parent Loan under any such laws or equitable remedies, and no Parent Loan is subject to any valid defense, set-off, or counterclaim that has been threatened or asserted with respect to such Parent Loan. All Parent Loans that are secured, as evidenced by the appropriate and sufficient ancillary security documents, are so secured by valid and enforceable liens. Neither Parent nor Parent Bank has entered into any loan repurchase agreements.

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(b)                The reserves for loan and lease losses shown on each of the balance sheets contained in the Parent Financial Statements are adequate in the judgment of management and consistent with applicable regulatory standards and under GAAP to provide for losses, net of recoveries relating to loans and leases previously charged off, on loans and leases outstanding (excluding accrued interest receivable) as of the applicable date of such balance sheet. The aggregate loan balances of Parent Bank in excess of such reserves, in each case as shown on Parent Financial Statements, are, to the Knowledge of Parent and Parent Bank, collectible in accordance with their terms.

4.11           Financial Capability. Parent has a sufficient number of non-outstanding shares of Parent Common Stock to complete the Merger as contemplated by this Agreement. Parent will have prior to the Effective Time sufficient funds to pay the Cash Consideration.

4.12           Community Reinvestment Act Compliance. Parent Bank’s most recent Community Reinvestment Act rating was “satisfactory” or better.

4.13           No Other Representations or Warranties. Except for the representations and warranties made by Parent in this ARTICLE IV, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent, any of its subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospective information relating to Parent, any of its subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by the Company in this ARTICLE IV, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Parent acknowledges and agrees that neither the Company nor any other Person has made or is making any express or implied representation or warranty other than those contained in ARTICLE II and ARTICLE III.

ARTICLE V
AGREEMENTS AND COVENANTS

5.1               Conduct of the Company’s Business. Except as may be (w) required by Applicable Law or any Governmental Authority, (x) consented to by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (y) required or explicitly permitted by the terms of this Agreement, or (z) set forth on Schedule 5.1, the Company shall (i) conduct its business in the Ordinary Course of Business in all material respects, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and (iii) take no action that is intended to or would reasonably be expected to materially adversely affect or materially delay the ability of the Company or Parent to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Merger. Notwithstanding the foregoing, Bank may sell assets in its investment portfolio as it determines in its discretion to fund the Special Dividend. Except in pursuant to the Merger contemplated by the terms of this Agreement, through the Effective Time, each Seller shall continue to own beneficially and of record, the number of shares of Company Common Stock set forth opposite its name on Company Disclosure Schedule 2.2, and except as set forth on Company Disclosure Schedule 5.1, free and clear of all claims, Encumbrances, proxies, or calls and continue to have good and marketable title to such shares of Company Common Stock and to have full legal right, power and authority to transfer such shares of Company Common Stock in the manner contemplated by this Agreement. Without limiting the generality of the foregoing, except as may be required by Applicable Law or any Governmental Authority, required or explicitly permitted by the terms of this Agreement, or set forth on Schedule 5.1, the Company will not, and will not permit any Company Subsidiary to, without the prior written consent (including by electronic mail) of Parent (which shall not be unreasonably withheld, conditioned or delayed) or except as otherwise required by this Agreement:

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(a)                change the articles or certificate of incorporation or by-laws of the Company, the charter or by-laws of the Bank, or the certificate of organization or operating agreement of any OREO Subsidiary, or any other governing document;

(b)                issue, sell, pledge, transfer, dispose of, redeem or encumber any equity securities, effect any split, combination, subdivision, reclassification or redemption of any outstanding equity securities, or otherwise change its capitalization as it exists on the date of this Agreement, or issue, grant, or sell any options, equity appreciation or purchase rights, warrants, conversion rights or other rights, securities or commitments obligating it to issue, sell or register any equity securities, or any securities or obligations convertible into, or exercisable or exchangeable for, any equity securities;

(c)                increase the compensation of officers or key employees, pay any bonuses except in the Ordinary Course of Business, or hire any employee with an annual salary in excess of $100,000; provided that, for the avoidance of doubt: (i) the Company and the Company Subsidiaries may, from the date of this Agreement through Closing, accrue for and make payment under Company Benefit Plans and may make discretionary bonus payments, all within the Ordinary Course of Business, (ii) payments earned under the Bank’s 2020 Management Incentive Plan (the “2020 MIP”) will be made during 2021 prior to Closing and not after March 15, 2021, and (iii) the Bank may accrue up to $100,000 per full or partial month from January 1, 2021 until Closing with respect to the Bank's 2021 Management Incentive Plan (the “2021 MIP”);

(d)                become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation, severance, pension, consulting, non-competition, change in control, retirement, profit-sharing, welfare benefit, or other employee benefit plan (including, for the avoidance of doubt, the 2021 MIP) or agreement or employment agreement with or for the benefit of any Employee (or newly hired employees), director or shareholder; accelerate the vesting of or lapsing of restrictions with respect to any long-term incentive compensation under any Company Benefit Plans; cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan; or materially change any actuarial assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by Applicable Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or any Applicable Law;

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(e)                (i) enter into any new credit or new lending relationships greater than $1,000,000 that would require an exception as defined in the Bank’s formal loan policy as in effect as of the date of this Agreement; or (ii) other than incident to a reasonable loan restructuring, extend additional credit to any Person and any director or officer of, or any owner of a material interest in, such Person (any of the foregoing with respect to a Person being referred to as a “Borrowing Affiliate”) if such Person or such Borrowing Affiliate is the obligor under any indebtedness to the Company or any Company Subsidiary which constitutes a nonperforming loan or against any part of such indebtedness the Company or any Company Subsidiary has established loss reserves or any part of which has been charged-off by the Company or any Company Subsidiary;

(f)                 declare or pay any dividends or other distributions on any equity securities; provided, however, that the Bank shall be permitted to declare and pay dividends to the Company in the Ordinary Course of Business for Company operating expenses, and the Bank and the Company shall be permitted to declare and pay the Special Dividend;

(g)                fail to use commercially reasonable efforts to maintain present insurance coverage in respect of their properties and businesses;

(h)                incur or guarantee any indebtedness for borrowed money, except with respect to indebtedness to the Federal Home Loan Bank, trade payables and similar liabilities and obligations incurred in the Ordinary Course of Business;

(i)                 maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to Loans previously charged off, on Loans and leases outstanding (excluding accrued interest receivable);

(j)                 enter into any employment, consulting or similar agreements that are not terminable by the Company or such Company Subsidiary, as applicable, on 30 days’ or fewer notice without penalty or obligation, or terminate the employment of any officer thereof without first notifying Parent;

(k)                take any action that would result in a termination, partial termination, curtailment, discontinuance of a Benefit Plan or merger of any Benefit Plan into another plan or trust;

(l)                 fail to file any material Tax Returns in a timely manner (taking into account all applicable extensions), make any application for or consent to any extension of the period of limitations applicable to any material Tax Return, prepare or file any material Tax Return inconsistent with past practice or, on any such material Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar material Tax Returns in prior periods;

(m)              implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

(n)                make any expenditure for fixed assets in excess of $100,000 for any single item, or $250,000 in the aggregate, or enter into leases of fixed assets having an annual rental in excess of $100,000 in the aggregate;

(o)                make any commitments or disbursements, acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) or dispose of any property or asset, make any contract or agreement, or engage in any transaction except in the Ordinary Course of Business consistent with prudent banking practices and the current policies of the Company and the Company Subsidiaries;

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(p)                amend or waive the material terms of, fail to do anything that will cause a breach by the Company or such Company Subsidiary of, or default by the Company or such Company Subsidiary under, or enter into, any Material Contract, any material restriction on the ability of the Company or such Company Subsidiary to conduct its business as it is presently being conducted, or any Contract or other binding obligation relating to any class of Company Capital Stock or rights associated therewith or any outstanding instrument of indebtedness;

(q)                engage or agree to engage in any “covered transaction” within the meaning of Sections 23A or 23B of the Federal Reserve Act (without regard to the applicability of any exemptions contained in Section 23A), unless the Bank has complied with Sections 23A and 23B of the Federal Reserve Act;

(r)                 enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by Applicable Law or requested by any Governmental Authority;

(s)                 settle any action, suit, claim or proceeding against it, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $100,000 and that would not (i) impose any material restriction on the business of the Company or such Company Subsidiary or (ii) create precedent for claims that is reasonably likely to be material to it;

(t)                 make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility; or

(u)                agree to take, make any commitment to take, or adopt any resolutions of the Company Board in support of, any of the actions prohibited by this Section 5.1.

5.2               Conduct of Parent’s Business. Except as may be (w) required by Applicable Law or any Governmental Authority, (x) consented to by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (y) required or explicitly permitted by the terms of this Agreement, or (z) set forth on Schedule 5.2, Parent shall (i) conduct its business in the Ordinary Course of Business in all material respects, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and (iii) take no action that is intended to or would reasonably be expected to materially adversely affect or materially delay the ability of the Company or Parent to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Merger. Without limiting the generality of the foregoing, except as may be required by Applicable Law or any Governmental Authority, required or explicitly permitted by the terms of this Agreement, or set forth on Schedule 4.2, without the prior written consent of the Company which shall not be unreasonably withheld, conditioned or delayed:

(a)                Parent shall not amend its certificate of incorporation or by-laws or similar governing documents of any of its subsidiaries, in a manner that would materially and adversely affect the benefits of the Merger to the shareholders of the Company;

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(b)                Parent shall not implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements; and

(c)                Parent shall not agree to take, make any commitment to take, or adopt any resolutions of the Parent Board in support of, any of the actions prohibited by this Section 5.2.

5.3               Access to Information and Premises.

(a)                The Company shall provide Parent and its Representatives full access, during normal business hours and on reasonable advance notice to the Company, to further information (to the extent permissible under Applicable Law) and the Company’s and Company Subsidiaries’ premises for purposes of (i) observing the Company’s and the Company Subsidiaries’ business activities and operations and to consult with their officers and employees regarding the same on an ongoing basis to verify compliance by the Company and the Company Subsidiary with all terms of this Agreement, and (ii) making all necessary preparations for conversion of the Bank’s IT Assets; provided, however, that the foregoing actions shall not (x) unduly interfere with the business operations of the Company or the Company Subsidiaries, (y) require the disclosure of any matter that is subject to attorney-client, attorney work product or other legal privilege (provided, however, that the Company shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege) or (z) require the disclosure of any matter that would violate Applicable Law or any duty. From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall promptly provide to Parent a copy of each report, schedule, registration statement and other document filed, furnished or received by it during such period pursuant to the requirements of federal and state banking laws or federal or state securities laws, and a copy of each report filed by it or any Company Subsidiaries with any Governmental Authority; in each case other than portions of such documents relating to confidential supervisory or examination materials or the disclosure of which would violate any Applicable Law. The Company shall also provide, and shall cause each Company Subsidiary to provide, to Parent all information provided to the board of directors of such Persons, or to the members of such board’s committees, in connection with all meetings of such board of directors or committees thereof, or otherwise provided to such directors or members, and to provide any other financial reports or other analysis prepared for senior management of the Company or any Company Subsidiary; in each case other than portions of such documents: (1) relating to confidential supervisory or examination materials, (2) the disclosure of which would violate any Applicable Law, or (3) the disclosure of which would, in the reasonable judgment of the Company’s outside counsel, result in the waiver of the attorney-client privilege.

(b)                Parent will use such information as is provided to it by the Company or the Company Subsidiaries, or Representatives thereof, solely for the purpose of conducting business, legal and financial reviews of the Company and the Company Subsidiaries and for such other purposes as may be related to this Agreement, and Parent will, and will direct all of its agents, employees and advisors to, maintain the confidentiality of all such information in accordance with the terms of the letter agreement regarding confidentiality entered into by and between the Company and Parent dated October 16, 2019 (the “Confidentiality Agreement”).

5.4               Regulatory Filings. Within 50 days following execution and delivery of this Agreement, or as soon as is practical thereafter (provided, in no event shall such period extend beyond the 55th day following execution and delivery of this Agreement), Parent will file the Federal Reserve Application and Parent and the Company shall take, and the Company shall cause the Bank to take, all other appropriate actions necessary to obtain the regulatory approvals referred to in Section 7.4 or Section 8.4 hereof, and each Party will use all reasonable and diligent efforts to assist the other Parties in obtaining all such approvals. The obligation of a Party, or of the Company to cause the Bank, to take all appropriate actions shall not be construed as including an obligation to accept any terms of or conditions to a consent, authorization, order, or approval of, or any exemption by, any Governmental Authority or other party that are not acceptable to such Party, in its sole reasonable discretion, or to change the business practices of such Party or any of its subsidiaries in a manner not acceptable to such Party, in its sole reasonable discretion. In advance of filing any application for such regulatory approval, each Party shall provide, or the Company shall cause the Bank to provide, the other Parties and their counsel with a copy of such application (but excluding any information contained therein regarding Parent and its business or operations for which confidential treatment has been requested) and provide an opportunity to comment thereon, and thereafter shall promptly advise the other Parties and their counsel of any material communication received by such Party or the Bank or its counsel from any Governmental Authority with respect to such application.

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5.5               Publicity. Parent and the Company shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by Applicable Law or the rules of NASDAQ, or with respect to employee meetings, no Party shall issue any press release, publicity statement or other public notice or communication, whether written or oral, relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed.

5.6               Loan Charge-Off; Pre-Closing Loan Review.

(a)                The Company shall cause the Bank, prior to the Closing Date, (i) to write off all Loans of the Bank that are required to be written off by the Bank’s regulators or that, in conformity with past practices and policies of the Bank and GAAP, should be written off as Loan losses and (ii) to write down potential Loan losses in conformity with past practices and policies of the Bank and GAAP. Any such write down shall not have any effect on, or be deemed to result in a breach of, the representations and warranties under Section 3.8 made by the Company as of the date of this Agreement and shall not be deemed to result in a Material Adverse Effect on the Company or any Company Subsidiary, but shall be taken into account in determining the Consolidated Shareholders’ Equity for purposes of Section 1.4(d); and nothing in this Section 5.6(a) shall require the Company to make any additional provision to the Bank’s reserve for loan losses.

(b)                The Company shall cause the Bank to make available to Parent the files maintained by the Bank with respect to, and information regarding the status of, each Loan contained in the Loan portfolio of the Bank, as of a date not more than 15 days prior to the Closing Date.

5.7               Director and Officer Insurance Coverage. Parent agrees to provide each of the directors, officers, members or trustees of the Company and the Company Subsidiaries who continue to hold such positions after the Effective Time substantially the same insurance coverage against personal liability for actions and omissions prior to the Effective Time no less favorable than that which is provided to current directors and officers of Parent and its subsidiary bank. Without limiting the generality of the preceding sentence, on or prior to the Closing Date, Parent shall procure and maintain (so long as the premium or premiums do not exceed 350% of the amount of the average annual premium paid by the Company for the current three year term for such purpose) for the benefit of the Company and the Company Subsidiaries (including their respective successors) and individuals who were officers, directors, members or trustees of the Company or Company Subsidiaries (but only in their capacity as such) immediately prior to Closing, a tail policy or policies covering a period of six years following the Effective Time and providing coverages equivalent to the level and scope of directors’ and officers’ liability and other professional insurance coverages as set forth in the Company’s and the Company Subsidiaries’ current directors’ and officers’ liability and other professional insurance policies in effect as of the Closing. Notwithstanding anything to the contrary herein, and regardless of the purchase of insurance coverage under this Section 5.7, Parent acknowledges and agrees that, after Closing, individuals who were officers, directors, members or trustees of the Company and the Company Subsidiaries prior to Closing shall be held harmless and continue to be entitled to exculpation, indemnification and advancement of expenses for acts and omissions occurring prior to Closing, to the extent of any exculpation, indemnification or advancement of expenses provided to such individuals on the date hereof under the Applicable Law where the Company or the Company Subsidiaries are chartered or organized, and under the organization documents of the Company or the Company Subsidiaries, as applicable.

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5.8               Interim Financial Statements. Prior to the Closing Date, the Company shall deliver to Parent a monthly balance sheet, income statement and statement of shareholder’s equity of the Company and each Company Subsidiary as of the end of each month as promptly as practicable after they become available. Such monthly financial statements shall be prepared consistent with past practice and in conformity in all material respects with GAAP (excluding footnote disclosure) applied on a basis consistent with the Financial Statements.

5.9               Section 338(h)(10) Election and Forms; Transaction Tax Treatment

(a)                Prior to the Closing Date, the Parties shall consider in good faith making Section 338(h)(10) Election with respect to the acquisition by Parent of the Company Common Stock pursuant to the Merger. If the Parties agree prior to the Closing Date to make such Section 338(h)(10) Election, the Parties shall cooperate with each other and shall jointly make or cause to be made a timely and irrevocable Section 338(h)(10) Election with respect to the acquisition by Parent of the Company Common Stock pursuant to the Merger, and shall take all actions necessary and appropriate (including filing Tax Returns and other documents as may be required) to effect and preserve the Section 338(h)(10) Election in accordance with the provisions of Treasury Regulations implementing Section 338(h)(10) of the Code and comparable provisions of applicable state and local Tax laws. The Parties agree not to take or permit to be taken any action that could cause the Section 338(h)(10) Election to be invalid and shall take no position contrary thereto unless required pursuant to a determination (as such term is defined in Section 1313(a) of the Code or any similar provision of other applicable Tax law). Section 5.9(b) through (e) of this Agreement shall apply only if the Parties agree prior to the Closing Date to make Section 338(h)(10) Election with respect to the acquisition by Parent of the Company Common Stock pursuant to the Merger.

(b)                The Parties shall cooperate in the preparation of all forms, attachments and schedules necessary to effectuate the Section 338(h)(10) Election, including IRS Forms 8023 and 8883 and any similar forms under applicable state and local income Tax laws (collectively, the “Section 338 Forms”) in a manner consistent with the terms set forth in Section 5.9(e) below. The Parties shall each timely file or cause to be filed such Section 338 Forms with the applicable Tax authorities that such Party is required by applicable law to file. The Parties shall each provide the other Party with an opportunity to review IRS Form 8023 (and other similar forms under applicable state and local income Tax laws) that are required to be filed by the first mentioned Party in connection with Section 338(h)(10) Election and shall consider in good faith all reasonable comments from such other Party. Each Party agrees that it shall not revoke or permit to be revoked the Section 338(h)(10) Election following the filing of the Section 338 Forms.

(c)                Prior to the Closing, the Parties shall reasonably agree on the form and content of IRS Form 8023, and at the Closing, the Sellers on the one hand and Parent on the other hand shall each deliver to the other Party a duly executed IRS Form 8023 that reflects the Section 338(h)(10) Election (and any analogous forms required to effectuate the Section 338(h)(10) Election for state or local Tax purposes).

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(d)                For all U.S. federal income (and applicable state and local income) Tax purposes, the Parties agree that the Merger will constitute a “qualified stock purchase” of the Company Common Stock by Parent from the Sellers within the meaning of Section 338(d)(3) of the Code and that it will be treated as such in accordance with Treasury Regulations Section 1.338(h)(10)-1 (the “Transaction Tax Treatment”). The Parties shall (and shall cause their respective Affiliates to) (i) prepare and file all Tax Returns (including the Section 338 Forms) in a manner consistent with the Transaction Tax Treatment and the Section 338(h)(10) Election and (ii) not take any position inconsistent therewith on any Tax Return, in connection with any Tax proceeding or otherwise, in each case, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any applicable analogous provision of state, local or non-U.S. Law).

(e)                As soon as commercially practicable following the Closing Date, the Parties shall use commercially reasonable efforts to agree on an allocation of the Purchase Price and any other items constituting consideration for applicable income Tax purposes (to the extent known at such time) among the assets of the Company in a manner materially consistent with Sections 338 and 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Allocation”) and to share with each other such information that is obtained or in their possession and is reasonably requested by the other Party as being necessary for the Allocation. If the Parties are unable to agree on an Allocation within ninety (90) days following the Closing Date, the Parties will agree to use Parent’s designated Allocation, which such final Allocation shall be materially consistent with the Code, Treasury Regulations. Following the earlier of the Parties’ agreement on the Allocation or the expiration of such ninety (90) day period, (i) the Parties shall use commercially reasonable efforts to update the Allocation in a manner consistent with Section 338 and Section 1060 of the Code following any adjustment to the Purchase Price or fair values, as applicable, pursuant to this Agreement, and (ii) the Parties shall, and shall cause their Affiliates to, report consistently with the Allocation in all Tax Returns, including IRS Form 8883, which the Parties shall timely file with the IRS, and neither Party shall take any position in any Tax Return that is inconsistent with the Allocation, as adjusted, in each case, unless required to do so by a final determination as defined in Section 1313 of the Code. The Parties agree to promptly advise each other regarding the existence of any Tax audit, controversy or litigation related to allocation of the Purchase Price and any other items constituting consideration for applicable income Tax purposes.

(f)                 Company and Sellers appoint Brent P. Karasiuk (or in the event of his death, incapacity, or inability to serve, such successor as determined by the Sellers) (the “Shareholders’ Representative”) to represent them with respect to certain tax matters as provided herein. As a result of such appointment, the Shareholders’ Representative has full power and authority to cause to be prepared the final federal S corporation income Tax Return for Company on IRS Form 1120-S and applicable state income Tax Returns, in each case, for the taxable year ending on or before the Closing Date. The Shareholders’ Representative shall (i) provide Parent a draft of such final Tax Returns at least twenty days prior to filing for Parent's review and comment, (ii) make or cause to be made any changes thereto requested by Parent that are required by applicable law or regulations, (iii) incorporate or cause to be incorporated any reasonable comment provided by Parent that is not reasonably expected to increase in any material respect the Tax liability of the Sellers, and (iv) negotiate in good faith with Parent with respect to any comment provided by Parent to Shareholders’ Representative with respect to any such final Tax Return, provided, that if Parent and Shareholders’ Representative are unable to resolve a dispute over a matter referred to in this clause, Parent and Shareholders’ Representative shall submit the matter to a mutually agreed upon independent accountant for resolution.

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(g)                Parent shall notify Shareholders’ Representative in writing regarding, and within ten days of, the receipt Parent of notice of any inquiries, claims, assessments, or audits from or by a taxing authority with respect to federal or state income Taxes relating to any federal S corporation income Tax Return for Company on IRS Form 1120-S or applicable state income Tax Returns, in each case, for the taxable year ending on or before the Closing Date (each such Tax Return, a “Pre-Closing Income Tax Return”) and for which the Sellers may be liable under applicable Tax law (any such inquiry, claim, assessment, or audit, a “Tax Matter”). Shareholders' Representative or its designee will have the authority to control the resolution of any Tax Matter before the IRS or any other taxing authority, provided, that (i) neither Shareholders’ Representative, any Shareholder, nor their respective designees shall enter into any settlement of or otherwise compromise any Tax Matter without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) Shareholders’ Representative shall keep Parent fully and timely informed with respect to the commencement, status and nature of any Tax Matter, and (iii) Shareholders’ Representative shall allow Parent to make comments to Shareholders’ Representative and shall consider such comments in good faith.

(h)                In connection with the preparation of Tax Returns, audit examinations, any administrative or judicial proceedings, or the satisfaction of any accounting or Tax requirements relating to the Tax liabilities with respect to the Company or Company Subsidiary, the Shareholders' Representative and Parent will reasonably cooperate with each other, including but not limited to, furnishing or making available (during normal business hours), upon reasonable request, records, personnel (as reasonably required), books of account, or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims by taxing authorities as to the imposition of Taxes. The Shareholders’ Representative and Parent shall retain, or shall cause to be retained, all books and records with respect to Tax matters pertinent to Company and Company Subsidiaries relating to any Pre-Closing Income Tax Returns until seven years following the Closing Date.

(i)                 Parent shall be entitled to deal exclusively with the Shareholders’ Representative on behalf of the Company or any Seller with respect to all matters relating to Section 5.9(f) – (h) and, in connection therewith, Parent, and any other Person, may conclusively and absolutely rely, without inquiry and without further evidence of any kind whatsoever), upon any consent, approval or action of the Shareholders’ Representative as the consent, approval or action, as the case may be, of the Company and each Seller individually and all Sellers as a group in all matters referred to herein, and each Seller confirms all that the Shareholders’ Representative shall do or cause to be done by virtue of its appointment as Shareholders’ Representative.

5.11           Notice of Certain Events. During the term of this Agreement, if any Party becomes aware of any facts, circumstances or of the occurrence or impending occurrence of any event that would reasonably be expected to result in any of the conditions set forth in ARTICLE VII or ARTICLE VIII, as applicable, not being satisfied, then such Party shall promptly give detailed written notice thereof to the other Party.

5.12           Reasonable and Diligent Efforts. The Parties shall use their respective commercially reasonable efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger as soon as practicable. No Party will intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement (including any action that would impair or impede the timely obtainment of the regulatory approvals referenced in Section 7.4 or Section 8.4) or that would cause any of the representations contained herein to be or become untrue.

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5.13           Stockholder Litigation. Each of the Company and Parent shall give the other the reasonable opportunity to consult concerning the defense of any stockholder litigation against the Company or Parent, as applicable, or any of their respective directors or officers relating to the transactions contemplated by this Agreement.

5.14           Section 16 Matters. Before the Effective Time, Parent shall cause any acquisitions of Parent Common Stock resulting from the transactions contemplated by this Agreement by each individual who will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.15           Stock Exchange Listing. To the extent required, Parent shall file with NASDAQ a notification form for the listing of all shares of Parent Common Stock included in the Parent Stock Consideration, and shall use its reasonable best efforts to cause such shares of Parent Common Stock included in the Parent Stock Consideration to be listed on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

5.16           Dividends.

(a)                Regular Dividends. After the date of this Agreement, each of Parent and the Company shall coordinate with the other the declaration of any dividends in respect of Parent Common Stock and Company Common Stock (in the event the Company is permitted to pay any such dividend pursuant to Section 5.1) and the record dates and payment dates relating thereto, it being the intention of the Parties hereto that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any period with respect to their shares of Company Common Stock and any shares of Parent Common Stock any such holder receives in exchange therefor in the Merger.

(b)                Special Dividend of the Company. Prior to the Closing, (i) the Company shall cause the Bank to declare and pay, in accordance with Applicable Law, to the Company a special cash dividend in an amount of at least $13,000,000 (the “Special Dividend Amount”), and (ii) upon receipt of the Special Dividend Amount, the Company shall declare and cause to be paid, in accordance with Applicable Law, the Special Dividend Amount to holders of record of the issued and outstanding shares of Company Common Stock as of a record date immediately prior to the Closing (collectively, the “Special Dividend”).

5.17           Exclusive Dealing. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement, the Company and each Seller shall, and shall cause their respective Representatives and Affiliates not to, take any action to initiate, solicit or engage in discussions or negotiations with, or provide any information to, or enter into any agreement with any Person (other than Parent and Parent’s Representatives) concerning (a) any liquidation, dissolution or recapitalization, (b) any purchase, sale, transfer of assignment of any of the outstanding Company Common Stock or (c) any merger, sale of all or a significant portion of the assets of the Company or similar transactions involving the Company (each such transaction, an “Acquisition Transaction”); provided that this Section 5.17 shall not apply to the Company in connection with communications to its shareholders related to the transactions contemplated by this Agreement.  The Company shall, and shall cause their respective Representatives and Affiliates to, cease and cause to be terminated any existing discussions, communications or negotiations with any Person (other than Parent and Merger Sub and their Representatives) conducted heretofore with respect to any Acquisition Transaction.  As soon as reasonably practicable after the date hereof, the Company shall instruct each Person (other than Parent and Merger Sub and their Representatives) in possession of confidential information about the Company that was furnished pursuant to a confidentiality agreement within the prior twelve months in connection with any actual or potential proposal by such Person to acquire the Company (or any portion thereof) to promptly return or destroy all such information.

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5.18           Board Representation. Subject to any necessary approval by the appropriate Governmental Authorities, Parent shall take all appropriate action, subject to and in accordance with the respective by-laws of Parent and Parent Bank, to appoint one individual serving on the Company Board and mutually agreeable to the Parties, to the Parent Board as a Class I director and to the board of directors of Parent Bank (the “Company Appointee”), each effective immediately upon the Effective Time.

5.19           Registration Rights Agreement. On the Closing Date, Parent and the Sellers shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit C.

5.20           Merger Consideration. Each Seller agrees with and acknowledges (a) the allocation of the Merger Consideration as provided on Schedule 1.4(a), and (b) that such allocation will result in each Seller receiving Merger Consideration of equal value on a per-share of Company Common Stock basis.

5.21           Takeover Statutes. No Party shall take any action that would cause any anti-takeover statute to become applicable to this Agreement or any of the transactions contemplated hereby or thereby, and each party shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable anti-takeover statute now or hereafter in effect.  If any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other anti-takeover Applicable Law is or may become applicable to the Merger, the Parties shall use their respective commercially reasonable efforts to take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable pursuant to the terms of this Agreement, and otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such Applicable Law on the Merger and the transactions contemplated hereby.

ARTICLE VI
EMPLOYEE BENEFIT MATTERS

6.1               Benefit Plans.

(a)                Effective as of the Closing Date, Parent shall cause each Employee (including any Employee who is absent from work with the Company or a Company Subsidiary due to a leave of absence (including under the Family and Medical Leave Act of 1993, as amended)) to become eligible for and entitled to participate in Parent’s benefit plans on the Closing Date and on the same terms and subject to the same conditions as all other similarly-situated employees of Parent and its subsidiaries. To the extent Employees participate in any Parent benefit plans, Parent shall cause the Employees to be given credit for amounts paid under a corresponding Benefit Plan during the plan year in which the Closing occurs for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of such Parent benefit plan for the plan year in which the Closing occurs. Parent shall use its commercially reasonable efforts to cause any pre-existing condition limitations (as administered in accordance with Applicable Law) under Parent’s medical benefit plans to be waived to the extent such conditions have been waived under the Company Benefit Pans that provide health insurance benefits. For purposes of determining eligibility to participate in and, where applicable, vesting under Parent’s 401(k) plan, employee stock purchase plan, short-term disability plans, vacation policy and severance plan (and the amount of vacation and severance benefits), each Employee shall receive past service credit for his or her prior employment with the Company or Company Subsidiary as if such Employee had then been employed by Parent, except to the extent such recognition would result in a duplication of benefits or is not taken into account under an analogous Company Benefit Plan. Subject to remaining compliant with its obligations set forth in this Section 6.1(a), Parent reserves the right to change or terminate its employee benefit plans at any time. In addition to the foregoing, Parent agrees that Bank’s 2021 MIP will not be terminated at Closing and that Parent will cause the participants under the 2021 MIP to receive payment in accordance with its terms. Furthermore, Parent agrees that the Bank's Commercial Lending Incentive Plan (“CLIP”) will not be terminated at Closing and that Parent will cause the participants under the CLIP to receive any previously earned Incentive Award (as defined in the CLIP) that has been subject to the 12-month deferral under the CLIP.

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(b)                Any Employee who has or is party to any employment agreement, severance agreement, change in control agreement, phantom stock agreement or any other agreement or arrangement that provides for any payment that is triggered by the Merger or the Bank Merger (any such payment, a “Transaction Payment”) will receive the Transaction Payment from the Company to the extent it is required to be paid under such agreement on or prior to the Closing Date.

(c)                The Company shall take (or cause to be taken), all actions necessary or appropriate to terminate, effective as of the Closing Date, and subject to the Closing occurring, (i) its participation in the Company Benefit Plans set forth on Company Disclosure Schedule 6.1(c)(i), and (ii) the Company Benefit Plans set forth on Company Disclosure Schedule 6.1(c)(ii).  The Company shall deliver to Parent, at least five Business Days prior to the Closing Date, evidence that the Company Board has taken, or will take prior to the Closing Date, the necessary corporate action to terminate such participation or such Company Benefit Plans, as applicable (the form and substance of which resolutions shall be subject to review and approval of Parent, which approval shall not be unreasonably withheld), effective no later than the Closing Date, and where necessary such termination action shall provide for settlement and distribution of benefits in accordance with the provisions of Treasury Regulations Section 1.409A-3(j)(4)(ix)(B).

(d)                Except for the 401(k) plan described in the following sentence and the Company Benefit Plans set forth on Company Disclosure Schedule 6.1(d), neither the Parent nor any Company or any Company Subsidiary shall assume, or have any liability with respect to, any Company Benefit Plan, provided that following the Closing, the Parent shall retain the right to amend or terminate the Company Benefit Plans listed on Company Disclosure Schedule 6.1(d) at any time. Prior to the Closing Date, the Company shall (i) establish the LINCO Bancshares, Inc. 401(k) Plan (the “LINCO 401(k) Plan”) and (ii) cause EPL II, LLC to transfer from the EPL II, LLC 401(k) Plan to the LINCO 401(k) Plan the accounts of current and former Employees. The Company shall deliver to Parent, at least five Business Days prior to the Closing Date, evidence that the Company Board has taken the necessary action to establish the LINCO 401(k) Plan and effectuate the transfer of the accounts described in clause (ii) above to the LINCO 401(k) Plan, effective no later than the Closing Date.

(e)                Effective as of the Closing Date, Parent shall be responsible and liable to provide, or cause one of Parent’s Affiliates to provide, continued group health coverage required by Section 4980B of the Code and any applicable state statutes mandating health insurance continuation coverage (“Continuation Coverage”) under a health care plan of Parent or one of Parent’s Affiliates for any current employee (including any employee on a leave of absence as of the Closing Date) or former employee of the Company or any Company Subsidiary, who is a "M&A qualified beneficiary," as defined in Treasury Regulation §54.4980B-9, arising from the Merger or Bank Merger. Parent shall not be responsible to provide Continuation Coverage with respect to any current employee or former employee of an Affiliate of Sellers other than the Company or any Company Subsidiary.

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(f)                 Following the Effective Time, Parent or the applicable subsidiary of Parent shall cause the Employees to be covered by a severance plan, pursuant to which plan any Employees who incur a qualifying involuntary termination of employment within twelve months after the Closing Date will receive severance pay in accordance with the severance pay schedule set forth on Schedule 6.1(f). Notwithstanding the foregoing, no Employee eligible to receive severance benefits under an employment or other agreement shall be entitled to participate in the severance policy described in this Section 6.1(f). In connection with the foregoing, the Employees eligible to participate in the severance policy described in this Section 6.1(f) shall receive service credit for years of continuous service with the Company or any Company Subsidiary for purposes of determining the amount of any severance pay under such policy.

(g)                No provision of this Agreement is intended to, or does: (i) limit the ability of Company or Company Subsidiary to amend, modify, terminate, or adopt any benefit or compensation plan, program, policy, contract, agreement or arrangement, (ii) confer on any Person any right to employment or service or continued employment or service or any term or condition of employment or service, or (iii) limit Company or Company Subsidiary right to terminate the employment or service of any Person, including any Employee, at any time and for any or no reason.

6.2               No Rights or Remedies. Except as set forth in Section 6.1(a), nothing in this ARTICLE VI shall confer upon any Employee or his or her legal Representative, any rights or remedies, including any right to employment, or continued employment, for any specified period, or any nature or kind whatsoever under or by reason of this Agreement.

ARTICLE VII
CONDITIONS PRECEDENT TO
OBLIGATIONS OF PARENT AND MERGER SUB

Unless waived by Parent and Merger Sub, Parent and Merger Sub’s obligation to consummate the Merger is subject to the fulfillment, on or before the Closing, of each of the following conditions:

7.1               Representations and Warranties. The representations and warranties of Sellers and the Company set forth in this Agreement (other than Section 2.1, Section 2.2, Section 3.1(a), Section 3.3(a) and Section 3.4(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” contained therein) as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and (ii) the representations and warranties of Sellers set forth in Section 2.1 and Section 2.2 and of the Company set forth in Section 3.1(a), Section 3.3(a) and Section 3.4(a) shall be true and correct as of the date of this Agreement and the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date) in all material respects.

7.2               Performance of Agreements. Each Seller and the Company shall each have performed in all material respects all agreements herein required to be performed by it on or before the Effective Time.

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7.3               Closing Certificates. Sellers and the Company shall have delivered to Parent certificates, dated as of the Closing Date and signed by Sellers or on behalf of the Company by its chief executive officer or chief financial officer, as applicable, certifying to the effect that the conditions set forth in Section 7.1and Section 7.2 have been satisfied. The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed on behalf of the Company by its chief executive officer or chief financial officer certifying to the effect that no withholding of Merger Consideration is required by Parent pursuant to Section 897 and Section 1445 of the Code due to Company being a “U.S. real property holding company” under Section 897 of the Code.

7.4               Regulatory and Other Approvals. Parent shall have obtained the approval of all appropriate Governmental Authorities of the transactions contemplated by this Agreement and the Merger (other than the Bank Merger) (the “Requisite Regulatory Approvals”), all required regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the Merger or to obtain substantial damages in respect of such transaction.

7.5               Delivery of Articles of Merger. The proper officers of the Company shall have executed and delivered to Parent the Articles of Merger, in form suitable for filing with the MO SOS, and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing.

7.6               No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, or decree shall have been enacted, entered, promulgated, or enforced by any Governmental Authority that prohibits or makes illegal the consummation of the Merger.

7.7               No Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall have been no Material Adverse Effect with respect to Company and the Company Subsidiaries taken as a whole.

7.8               Closing Balance Sheet. Prior to the Closing Date, the Company shall deliver to Parent a consolidated balance sheet for the Company and the Company Subsidiaries as of the last day of the month preceding the Closing Date, or as of three Business Days prior to the Closing Date if the Closing Date is a day that is more than three Business days following the last day of the preceding month, prepared in conformity with past practices and policies of the Company and the Company Subsidiaries, and in accordance with GAAP applied on a basis consistent with the preparation of the Interim Financial Statements (the “Closing Balance Sheet”), together with a calculation of the Consolidated Shareholders’ Equity. Parent shall have an opportunity to review and comment on the Closing Balance Sheet prior to the Closing Date.

7.9               Consents and Encumbrances. The Company shall have obtained or caused to be obtained (a) all written consents required pursuant to the first bullet point of Company Disclosure Schedule 3.5, and (b) all other written consents, permissions and approvals as required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties required to effect the transactions contemplated by this Agreement, in each case under clause (a) or (b) above where failure to obtain such consents, permissions and approvals would have a Material Adverse Effect on the Company or Parent’s rights under this Agreement.

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ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATIONS
OF SELLERS AND THE COMPANY

Unless waived by Sellers and the Company, Sellers’ and the Company’s obligation to consummate the Merger is subject to the fulfillment, on or before the Closing, of each of the following conditions:

8.1               Representations and Warranties; Performance of Agreements. The representations and warranties of Parent and Merger Sub set forth in this Agreement (other than Section 4.1(a), Section 4.2, Section 4.3 and Section 4.4) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” contained therein) as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; and (ii) the representations and warranties of Parent and Merger Sub set forth in Section 4.1(a), Section 4.2, Section 4.3 and Section 4.4 shall be true and correct as of the date of this Agreement and the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date) in all material respects.

8.2               Performance of Agreements. Parent and Merger Sub, respectively, shall have performed in all material respects all agreements herein required to be performed by Parent or Merger Sub on or before the Effective Time.

8.3               Closing Certificate. Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed on behalf of Parent by its chief executive officer or chief financial officer certifying to the effect that the conditions set forth in Section 8.1and Section 8.2 have been satisfied.

8.4               Regulatory and Other Approvals. Parent shall have obtained all Requisite Regulatory Approvals, all required regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the Merger or to obtain substantial damages in respect of such transaction.

8.5               Approval of Merger and Delivery of Articles of Merger. The Shareholder Consent shall have been obtained, and the proper officers of Parent shall have executed and delivered to the Company the Articles of Merger, in form suitable for filing with the MO SOS, and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing.

8.6               No Injunctions or Restraints; Illegality. No Injunction preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, or decree shall have been enacted, entered, promulgated, or enforced by any Governmental Authority that prohibits or makes illegal the consummation of the Merger.

8.7               Stock Exchange Listing. Parent shall have filed with NASDAQ a notification form for the listing of all shares of Parent Common Stock included in the Parent Stock Consideration, and the NASDAQ shall not have objected to the listing of such shares of Parent Common Stock.

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8.8               No Adverse Changes. Between the date of this Agreement and the Closing Date, there shall have been no Material Adverse Effect with respect to Parent.

ARTICLE IX
TERMINATION

9.1               Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the Parent Board or the Company Board, as follows (the date of any such termination, the “Termination Date”):

(a)                by mutual consent of Parent and the Company in a written instrument;

(b)                by either Parent or the Company:

(i)                 if any Governmental Authority of competent jurisdiction shall have denied any Requisite Regulatory Approval or issued a final nonappealable order that has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger, or if any application, filing or notice for a Requisite Regulatory Approval has been withdrawn at the request or recommendation of the applicable Governmental Authority, unless, in each case, the failure to obtain a Requisite Regulatory Approval shall be the result of the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(ii)               if the Effective Time shall not have occurred on or before September 30, 2021 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Effective Time to occur on or before such date;

(iii)             if the Shareholder Consent is not delivered to Parent by 11:59 p.m. central time on the first Business Day following the execution and delivery of this Agreement;

(iv)              if any state or federal law, rule or regulation is adopted or issued that has become effective and that has the effect of prohibiting the Merger;

(c)                by the Company if it is not in material breach of this Agreement, and if (A) any of the representations and warranties of Parent herein are or become untrue or inaccurate such that the condition set forth in Section 8.1 would not be satisfied, or (B) there has been a breach on the part of Parent of any of its covenants or agreements herein such that the condition set forth in Section 8.2 would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured prior to the earlier of (I) two Business Days prior to the Outside Date and (II) the date thirty Business Days after notice to Parent; and

(d)                by Parent if it is not in material breach of this Agreement, and if (A) any of the representations and warranties of the Company herein are or become untrue or incorrect such that the condition set forth in Section 7.1 would not be satisfied, or (B) there has been a breach on the part of the Company of any of its covenants or agreements herein such that the condition set forth in Section 7.2 would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured prior to the earlier of (I) two Business Days prior to the Outside Date and (II) the date thirty Business Days after notice to the Company.

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9.2               Effect of Termination.

(a)                Notwithstanding any provision of this Agreement to the contrary, if this Agreement is validly terminated pursuant to Section 9.1(b)(iii), then the Company shall pay to Parent (or a Person designated in writing by Parent) by wire transfer of same-day funds a fee equal to the Expense Reimbursement. “Expense Reimbursement” shall mean an amount equal to $1,000,000. Such payment shall be made within two Business Days after termination of this Agreement.

(b)                Notwithstanding anything to the contrary in this Agreement, in the circumstances in which the Expense Reimbursement is or becomes payable pursuant Section 9.2(a), Parent’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Company or any of its Affiliates with respect to the facts and circumstances giving rise to such payment obligation shall be payment of the Expense Reimbursement pursuant to Section 9.2(a), and upon payment in full of such amount, none of Parent or any of its Affiliates nor any other Person shall have any rights or claims against the Company or any of its Affiliates (whether at law, in equity, in contract, in tort or otherwise) under or relating to this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, if the Company fails promptly to pay Parent any amounts due under this Section 9.2, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of The Northern Trust Company in effect from time to time from the date such fee or obligation was required to be paid.

(c)                The Parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parties would not enter into this Agreement.

(d)                There shall be deducted from any payments made pursuant to this Section 9.2 such amounts as may be required to be withheld therefrom under the Code or under any provision of U.S. state or local tax law.

(e)                The Party seeking to terminate this Agreement pursuant to Section 9.1 (other than Section 9.1(a)) shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other Party in accordance with Section 10.3, specifying the provision or provisions hereof pursuant to which such termination is effected. Except as otherwise provided in this ARTICLE IX, any valid termination of this Agreement pursuant to Section 9.1 (other than Section 9.1(a)) shall be effective immediately upon the delivery of notice of the terminating Party to the other Parties hereto. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Parent, the Company, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby; provided, however, that (i) Section 5.3(b), Section 9.2, and ARTICLE X shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent or the Company shall be relieved or released from any liabilities or damages arising out of its fraud or intentional misrepresentation.

ARTICLE X
GENERAL

10.1           Confidential Information. The Parties each covenant that, in the event the transactions contemplated by this Agreement are not consummated, the provisions of the Confidentiality Agreement, and letter agreement regarding confidentiality entered into by and between the Company and Parent dated October 16, 2019 (the “Reverse Confidentiality Agreement”), shall apply in accordance with their respective terms.

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10.2           Non-Assignment. Neither this Agreement nor any of the rights, interests or obligations of the Parties under this Agreement shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties. Notwithstanding the foregoing, Parent may assign its rights hereunder to another wholly owned subsidiary of Parent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties.

10.3           Notices. All notices, requests, demands, and other communications provided for in this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) the third (3rd) Business Day after being deposited in the United States mail, registered or certified mail (return receipt requested), (c) the first Business Day after being deposited with Federal Express or any other recognized national overnight courier service, or (d) if delivered by electronic mail, upon receipt, in each case addressed as follows or at such other address as provided by a Party to the other Parties in accordance with these procedures:

(i)	If to the Company or the Bank, addressed to:

LINCO Bancshares, Inc.

302 Campusview Drive, Suite 108

Columbia, MO 65201

Attention: Brent P. Karasiuk

E-mail: brent@paigesports.com

with a copy to (which shall not constitute notice):

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

Attention: Bob Monroe, Esq.

E-mail: bob.monroe@stinson.com

(ii)	If to Parent or Merger Sub, addressed to:

First Mid Bancshares, Inc.

1421 Charleston Avenue

Mattoon, Illinois 61938

Attention: Joseph R. Dively, Chairman and Chief Executive Officer

E-mail: jdively@firstmid.com

with a copy to (which shall not constitute notice):

Schiff Hardin LLP

233 S. Wacker Drive, Suite 7100

Chicago, Illinois 60606-6473

Attention: Jason Zgliniec, Esq.

Email: jzgliniec@schiffhardin.com

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10.4           Knowledge. References in this Agreement to the “Knowledge” of a party shall mean: (a) with respect to a natural person, the actual knowledge of such person after his or her reasonable investigation into the subject matter at issue; (b) with respect to the Company and the Company Subsidiaries, the actual knowledge of the Chief Executive Officer, Chief Financial Officer and Chief Credit Officer of the Company after their reasonable investigation into the subject matter at issue, and (c) with respect to Parent, the actual knowledge of the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of Parent after their reasonable investigation into the subject matter at issue.

10.5           Interpretation and Definitions. The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole. Article, Section, Exhibit and Schedule references are to the Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” “including” or similar expressions are used in this Agreement, they will be understood to be followed by the words “without limitation.” The words describing the singular shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations, partnerships and other entities and vice versa. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” means (a) the ownership of more than 10% of the voting securities or other voting interest of any Person (including attribution from related parties) or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled by” and “under common control with” have meanings correlative thereto.  For purposes of the foregoing, (i) for all periods prior to the Closing, neither Parent, on the one hand, nor the Company or the Company Subsidiaries, on the other hand, will be treated as an Affiliate of the other, and (ii) for all periods after the Closing, none of the Sellers, on the one hand, nor the Company or the Company Subsidiaries, on the other hand, will be treated as an Affiliate of the other. “Representatives” means, with respect to a Person, such Person’s directors, managers, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, financing sources, and agents and other representatives. “Business Day” means a day, other than a Saturday or a Sunday, on which banking institutions in the City of Mattoon, Illinois are required to be open.

10.6           Entire Agreement. This Agreement, including the Schedules and agreements delivered pursuant hereto, the Confidentiality Agreement and the Reverse Confidentiality Agreement, set forth the entire understanding of the Parties and supersedes all prior agreements, arrangements, and communications, whether oral or written. This Agreement shall not be modified or amended other than by written agreement of the Parties. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit, or amplify the provisions hereof.

10.7           Extension; Waiver. At any time before the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. For any matter under this Agreement requiring the consent or approval of any Party, such consent or approval shall be valid and binding on a Party hereto only if such consent or approval is delivered in an instrument in writing signed on behalf of such Party.

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10.8           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without giving effect to the conflicts of laws principles thereof. Each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any Missouri state court located in St. Louis County, Missouri or, in connection with any matter requiring Federal court jurisdiction, any Federal court located in the Eastern District of Missouri (or any court with appellate jurisdiction therefrom) in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than any Missouri state court located in St. Louis County, Missouri or any Federal located in the Eastern District of Missouri and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or the transactions contemplated hereby.

10.9           Counterparts. This Agreement and any amendments thereto may be executed in any number of counterparts (including by electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart.

10.10        Severability. In the event that a court of competent jurisdiction shall finally determine that any provision of this Agreement or any portion thereof is unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision and portion thereof that is not invalidated by such determination shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the state whose laws are deemed to govern enforceability

** Signature Page Follows **

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IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Sellers have each executed this Agreement and Plan of Merger as of the day and year first written above.

FIRST MID BANCSHARES, INC.

By: /s/ Joseph R. Dively

Name Joseph R. Dively

Title: Chief Executive Officer

EVAL SUB INC.

By: /s/ Joseph R. Dively

Name Joseph R. Dively

Title: President

[Signature Page to Agreement and Plan of Merger]

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LINCO BANCSHARES, INC.

By: /s/ William J. Laurie

Name: William J. Laurie

Title: Chairman and President

SELLERS:

/s/ Nancy Walton Laurie

Nancy Walton Laurie

/s/ Elizabeth Paige Laurie

Elizabeth Paige Laurie, Trustee of the EPL LINCO Trust, dated December 1, 2015

The Nancy Walton Laurie 2011 GST Exempt Irrevocable Trust

By:  /s/ Brent P. Karasiuk

      Brent P. Karasiuk, Trustee

The Nancy Walton Laurie 2011 GST Non-Exempt Irrevocable Trust

By:  /s/ Brent P. Karasiuk

      Brent P. Karasiuk, Trustee

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

MERGER AGREEMENT

BETWEEN

FIRST MID BANK & TRUST,

NATIONAL ASSOCIATION

AND

Providence bANK,

A MISSOURI STATE-CHARTERED DEPOSITORY TRUST COMPANY

This Merger Agreement (this “Agreement”) is made and entered into as of [●], 2021, by and between First Mid Bank & Trust, National Association (“First Mid,” or where appropriate, the “Resulting Bank”) and Providence Bank, a Missouri state-chartered depository trust company (“Providence”). First Mid and Providence are sometimes referred to herein as the “Merging Banks.”

RECITALS

A.       Reference is made to that certain Agreement and Plan of Merger by and among First Mid Bancshares, Inc., a Delaware corporation (“Parent”), Eval Sub Inc., a Missouri corporation (“Merger Sub”), LINCO Bancshares, Inc., a Missouri corporation (the “LINCO”), and the holders of all the shares of capital stock of the Company, dated September 25, 2020 (the “Parent Company Merger Agreement”).

B.       Upon the terms and subject to the conditions set forth in the Parent Company Merger Agreement, at the Effective Time (as defined in the Parent Company Merger Agreement), Merger Sub was merged with and into LINCO, whereupon the separate corporate existence of Merger Sub ceased. Such transaction is referred to herein as the “Parent Company Merger”.

C.       Upon consummation of the Parent Company Merger, LINCO became a wholly owned subsidiary of Parent.

D.       Following the consummation of the Parent Company Merger, LINCO merged with and into Parent.

E.       First Mid is a wholly owned subsidiary of Parent. First Mid is a national association, with its principal office and place of business at 1421 Charleston Avenue, Mattoon, Illinois 61938 and having, as of ___________, authorized capital of _________ shares of stock, par value $____ per share, all of which were issued and outstanding, with capital of $____, surplus of $_____, and other capital accounts of $_______, in accordance with the balance sheet reflecting its condition as of the close of business on that date.

F.       Providence is a wholly owned subsidiary of Parent. Providence is a Missouri state-chartered depository trust company, with its principal office and place of business at 3855 Forum Boulevard, Columbia, Missouri 65201 and having, as of __________, authorized capital of ____ shares of stock, par value $_____ per share, all of which were issued and outstanding, with capital of $_____, surplus of $_____, and other capital accounts of $______, in accordance with the balance sheet reflecting its condition as of the close of business on that date.

G.       The board of directors of each of First Mid and Providence deem it advisable to merge the Merging Banks under the charter of First Mid and the name of “First Mid Bank & Trust, National Association,” subject to the terms and conditions set forth in this Agreement and in accordance with applicable laws of the United States, the State of Delaware, and the State of Missouri. The former bank premises of Providence shall operate as branches of First Mid. A majority of the board of directors of each of the Merging Banks has approved such merger (the “Merger”) and authorized the execution of this Agreement.

NOW THEREFORE, in consideration of the premises and of the agreements, covenants and conditions hereinafter contained, the Merging Banks agree as follows:

ARTICLE I

THE MERGER

1.1       Resulting Bank. Subject to the terms and conditions set forth herein, Providence shall be merged into, and under the charter of, First Mid pursuant to the provisions of, and with the effect provided in, the National Bank Act, as amended (the “Act”) and Chapter 362 (Banks and Trust Companies) of the Revised Statutes of Missouri (the “RSMo”), and First Mid shall be the bank resulting from such merger (the “Resulting Bank”). The name of the Resulting Bank shall be “First Mid Bank & Trust, N.A.” and the present main banking premise of First Mid at 1421 Charleston Avenue, Mattoon, Illinois 61938 shall be the main banking premise of the Resulting Bank, and the present main banking premise of 3855 Forum Boulevard, Columbia, Missouri 65201 shall be a branch of the Resulting Bank.

1.2       Effective Time. As soon as is reasonably practicable after the date hereof, this Agreement shall be submitted to the (i) Office of the Comptroller of the Currency (the “OCC”) for approval pursuant to Subchapter XVI of the Act, and (ii) Missouri Division of Finance (the “MDOF”) for approval pursuant to Section 362.660 of the RSMo. This Agreement also shall be submitted to the shareholders of each of the Merging Banks for approval and adoption as provided for by the Act and the RSMo. Subject to and upon satisfaction of all requirements of law and other conditions specified in this Agreement, this Agreement, together with certified copies of resolutions of the sole shareholder of each of the Merging Banks approving this Agreement, shall be filed with the OCC and MDOF pursuant to and in the manner provided by the Act and the RSMo as soon as reasonably practicable after the receipt of all required approvals and the expiration of any statutory waiting periods. The Merger shall become effective on the date on which the OCC issues a certificate of merger to the Resulting Bank pursuant to the Act and the date on which the MDOF approves the Merger in writing to each of the Merging Banks (the “Effective Time”).

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1.3       Charter. The charter of First Mid, as in effect as of the Effective Time, shall be the charter of the Resulting Bank until the same shall be thereafter altered, amended or repealed in accordance with said charter and applicable law.

1.4       By-laws. The by-laws of First Mid, as in effect as of the Effective Time, shall be the by-laws of the Resulting Bank until the same shall be thereafter altered, amended or repealed in accordance with said by-laws, the charter of the Resulting Bank, and applicable law.

1.5       Regulatory and Shareholder Approvals. This Agreement is subject to the approval of the OCC, MDOF, and the sole shareholder of each of the Merging Banks. The Merging Banks will pay the OCC’s and MDOF’s expenses, if any, of examination whether the Agreement is approved or disapproved.

ARTICLE II

EFFECT OF MERGER

2.1       Corporate Existence. As of the Effective Time, the corporate existences of each of the Merging Banks shall, with the full effect provided for in the Act and Missouri Law, be merged into and continued in the Resulting Bank under the charter of First Mid. The Resulting Bank shall be considered the same business and corporate entity as each of the Merging Banks, with all the property, rights, powers, duties and obligations of each of the Merging Banks except as affected by the laws of the United States and by the charter and by-laws of the Resulting Bank. The separate existence of Providence shall cease except to the extent provided by applicable law.

2.2       Rights and Liabilities of the Resulting Bank. The Resulting Bank shall be liable for all liabilities of each of the Merging Banks, and all rights, franchises and interests of each of the Merging Banks in and to every species of property, real, personal and mixed, and choses in action thereunto belonging, shall be deemed to be transferred to and vested in the Resulting Bank without any deed or other transfer, and the Resulting Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises, and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar or transfer agent of stocks and bonds, guardian, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights of property, franchises and interests were held and enjoyed by each of the Merging Banks. Any reference to any of the Merging Banks in any writing, whether executed or taking effect before or after the Merger, shall be deemed a reference to the Resulting Bank if not inconsistent with the other provisions of such writing.

2.3       Books of the Resulting Bank. The assets, liabilities, reserves and accounts of each of the Merging Banks shall be recorded on the books of the Resulting Bank at the amounts at which each shall have been carried on the books of the Merging Banks at the Effective Time.

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2.4       Effectiveness of Prior Corporate Acts and Authorizations. All corporate acts, plans, policies, contracts, approvals and authorizations of each of the Merging Banks, their respective shareholders, boards of directors, committees elected or appointed by their boards of directors, officers and agents, which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Resulting Bank and shall be as effective and binding thereon as the same were with respect to any of the Merging Banks. In the event there is a conflict or inconsistency between policies in effect at First Mid and Providence, the Resulting Bank shall address and resolve such conflict or inconsistency. The employees of the Merging Banks shall become the employees of the Resulting Bank.

2.5       Board of Directors and Executive Officers of the Resulting Bank. The number and the qualifications of the directors of the Resulting Bank shall be in accordance with the provisions of the RSMo relating to the number and qualifications of directors of banks and trust companies. The members of board of directors of the Resulting Bank shall be [●]. The senior executive officers of the Surviving Bank shall be [●], each to hold office on accordance with the by-laws of the Resulting Bank.

ARTICLE III

CONVERSION AND CANCELLATION OF SHARES;

CONDITIONS PRECEDENT TO MERGER

3.1       Conversion and Cancellation of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any share of capital stock of Providence or First Mid:

(a)       each of the ________ shares (with a par value of $____) of common stock of First Mid that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding, unchanged by reason of the Merger, and shall represent the shares of common stock of the Resulting Bank, the total capital of which is presented in the pro forma financial statements; and

(b)       each share of capital stock of Providence that is issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall be canceled and shall cease to exist.

3.2       Condition Precedent to Merger. Effectuation of the Merger herein provided for is conditioned upon:

(a)       approval of this Agreement and the Merger by the OCC;

(b)       approval of this Agreement and the Merger by the MDOF;

(c)       approval of this Agreement by vote of the sole shareholder of First Mid and Providence as required by law; and

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(d)       procurement of all other consents and approvals, and satisfaction of all other requirements prescribed by law, which are necessary for consummation of the Merger.

ARTICLE IV

GENERAL PROVISIONS

4.1       Post-Merger Agreements. Each of the Merging Banks hereby appoints the Resulting Bank to be its true and lawful attorney for the purpose of taking, in its name, place and stead, any and all actions that the Resulting Bank deems necessary or advisable to vest in the Resulting Bank title to all property or rights of each of the Merging Banks or otherwise to effect the purposes of this Agreement, and each of the Merging Banks hereby grants to said attorney full power and authority to take all actions necessary to effect those purposes, including the power to execute, in its name, place and stead, such further assignments or assurances in law necessary or advisable to vest in the Resulting Bank title to all property and rights of each of the Merging Banks.

4.2       Termination. This Agreement shall automatically terminate upon the mutual written consent of First Mid and Providence.

4.3       Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Merging Banks; provided, however that after this Agreement has been approved by the shareholders of the Merging Banks, no such amendment shall affect the rights of such shareholders in a manner which is materially adverse to the interests of such shareholders.

4.4       Captions. The captions in this Agreement have been inserted for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

4.5       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Merging Banks has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.

FIRST MID BANK & TRUST, National Association By: ______________________________ Name: _____________________________ Title: ______________________________

Attest:

___________________________

(Secretary of First Mid Bank & Trust)

PROVIDENCE BANK, a Missouri state-chartered depository trust company By: ______________________________ Name: ____________________________ Its: ______________________________

Attest:

___________________________

(Secretary of Providence Bank)

State of __________ )

) ss.

County of _________________ )

On this ________________ day of _________________, 2020, before me appeared _____________________________ and _________________________, to me personally known, who, being by me duly sworn, did state that they are respectively officers of the corporations designated above, that the seals affixed to the foregoing instrument are the seals of said corporations, and that said instrument was signed and sealed on behalf of said corporations by authority of their boards of directors and said _______________________ and ____________________ further acknowledge that this instrument is the free act and deed of said corporations.

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IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the date and year first above written.

__________________________________

Notary Public

My commission expires ____________________________________.

7

CERTIFICATION AND VERIFICATION

The undersigned secretary of First Mid Bank & Trust ("First Mid"), hereby certifies and, being duly sworn upon his oath, verifies that the above agreement was signed by _____________, ____________ of _________; that ______________ is personally known to me; that ___________ was authorized by the board of directors of __________ to execute said agreement at a special meeting of said board on ___________________, 2020; and that the attached minutes are true, complete and exact copies of the minutes of said meeting.

_____________________________

(Secretary of First Mid Bank & Trust)

State of ________ )

) ss.

County of _________________ )

On this ___________________ day of ________________, 2020, before me appeared __________________________, to me personally known, who upon first being duly sworn, upon his oath stated that he is the secretary of First Mid Bank & Trust and that the statements contained in the foregoing certification and verification are true to the best of his knowledge and belief.

_____________________________

Notary Public

My commission expires _____________________________________.

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Resulting Bank

MINUTES OF THE SPECIAL MEETING

OF THE BOARD OF DIRECTORS OF

__________

A special meeting of the board of directors of ___________ was held on ________________, 2020. All of the directors were present. Upon motion made by ________________________ and seconded by ___________________, the following resolutions were approved:

[INSERT RESOLUTIONS]

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Disappearing Bank

CERTIFICATION AND VERIFICATION

The undersigned secretary of Providence Bank ("_____"), hereby certifies and, being duly sworn upon his oath, verifies that the above agreement was signed by _____________, _____________ of ________, that ______________ is personally known to me; that _____________ was authorized by the board of directors of ___________ to execute said agreement at a special meeting of said board on _______________________, 2020; and that the attached minutes are true, complete and exact copies of the minutes of said meeting.

__________________________________

(Secretary of Providence Bank)

State of Missouri )

) ss.

County of __________________ )

On this ________________ day of __________________________, 2020, before me appeared _______________________, to me personally known, who upon first being duly sworn, upon his oath stated that he is the secretary of Providence Bank and that the statements contained in the foregoing certification and verification are true to the best of his knowledge and belief.

__________________________________

Notary Public

My commission expires ____________________________________.

10

Disappearing Bank

MINUTES OF THE SPECIAL MEETING

OF THE BOARD OF DIRECTORS OF

____________

A special meeting of the board of directors of ___________ was held on _____________________, 2020. All of the directors were present. Upon motion made by ________________________ and seconded by _______________________, the following resolutions were approved:

[INSERT RESOLUTIONS]

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EXHIBIT B

UNANIMOUS WRITTEN CONSENT

OF ALL THE SHAREHOLDERS OF

LINCO BANCSHARES, INC.

In accordance with Section 351.273 of the General and Business Corporation Law of Missouri (the “GBCLM”) and the Bylaws of LINCO Bancshares, Inc., a Missouri corporation (the “Company”), all the holders (“Shareholders”) of shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”), hereby adopt the following resolutions effective as of September ____, 2020.

WHEREAS, prior hereto or concurrently herewith the Company entered into that certain Agreement and Plan of Merger, dated as of as of September 25, 2020 (the “Merger Agreement”), by and among the Company, First Mid Bancshares, Inc., a Delaware Corporation (“Parent”), Eval Sub Inc., a Missouri corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Shareholders, a copy of which is attached hereto as Exhibit A, pursuant to which, among other things, Parent will acquire all of the issued and outstanding shares of capital stock of the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and as a wholly-owned subsidiary of Parent, on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, prior hereto, the board of directors of the Company (the “Board”) unanimously (a) deemed it to be advisable, fair to and in the best interest of the Company and the Shareholders for the Company to enter into, and perform its obligations under, the Merger Agreement and any and all other arrangements, agreements, certificates, instruments, notices, documents and other writings to be executed and delivered by the Company in connection with the transactions contemplated by the Merger Agreement, including the Merger (together with the Merger Agreement, being collectively referred to herein as the “Merger Agreement Documents”), (b) approved and adopted the Merger Agreement, (c) approved the transactions contemplated by the Merger Agreement, including the Merger, (d) submitted the Merger Agreement and the transactions contemplated thereby, including the Merger, to the Shareholders for their adoption and approval, and (e) recommended that the Shareholders adopt and approve the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger;

WHEREAS, each undersigned Shareholder desires to adopt and approve the Merger Agreement and approve the transactions contemplated thereby, including the Merger; and

WHEREAS, each undersigned Shareholder has reviewed the terms of the Merger Agreement and such other information as such Shareholder believes necessary to make an informed decision in connection therewith, and such Shareholder has had the opportunity to consult with such Shareholder’s own legal, tax and financial advisors regarding the consequences to them of the Merger, the Merger Agreement, the execution of this action by written consent and the consummation of the transactions contemplated thereby and hereby, including the Merger;

WHEREAS, the Shareholders believe it is appropriate for the Company and its Board of Directors to proceed without an opinion as to the fairness of the Merger, from a financial perspective, from Keefe, Bruyette & Woods, Inc. (KBW) given that all of the Shareholders are represented on the Board of Directors and are involved in the decision to sell and certain negotiations of the Merger and have had access to the financial advice and analysis that has been provided to the Board of Directors by Keefe, Bruyette & Woods.

NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Merger Agreement, and the consummation of the transactions contemplated by the Merger Agreement, including the Merger and the allocation of the consideration payable thereunder, be, and the same hereby are, adopted and approved by each undersigned Shareholder in all respects;

FURTHER RESOLVED, that each undersigned Shareholder agrees that the approval and adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, including the Merger, by such Shareholder pursuant to this written consent shall constitute approval by such Shareholder of specific terms of the Merger;

FURTHER RESOLVED, that each undersigned Shareholder hereby affirmatively waives (a) any right of appraisal the undersigned may have arising in connection with the Merger under Section 351.405 of the GBCLM and under any other applicable law or regulation granting such Shareholder the right to have such Shareholder’s shares of capital stock of the Company appraised in connection with the Merger and (b) any rights to otherwise dissent from the transactions contemplated by the recitals and resolutions set forth herein;

FURTHER RESOLVED, that each undersigned Shareholder hereby waives any and all notice with respect to the Merger that such Shareholder may be entitled pursuant to the Articles of Incorporation, the Bylaws or any agreements by and between the Company and such Shareholder, each, as in effect as of the date hereof;

FURTHER RESOLVED, that William J. Laurie, Chairman and President of the Company, Brent P. Karasiuk, Vice President of the Company, and J. Kyle McCurry, Secretary of the Company (individually, an “Authorized Person” and collectively, the “Authorized Persons”) be, and each of them hereby is, authorized, directed and empowered in the name and on behalf of the Company, to make, execute, file and deliver any and all consents, certificates, documents, instruments, amendments, papers or writings as may be required in connection with or in furtherance of the foregoing, and to do any and all other acts necessary or desirable to effectuate the foregoing resolutions, including, without limitation, the payment of any and all expenses incurred by the Company;

FURTHER RESOLVED, that any and all acts, transactions, agreements or certificates previously signed by the Authorized Persons, or any of them, in connection with the foregoing be, and they hereby are, in all respects approved, adopted and ratified as the true acts and deeds of the Company with the same force and effect as if each such act, transaction, agreement or certificate had been specifically authorized in advance by resolution of each undersigned Shareholder, and that each undersigned Shareholder did execute the same;

BE IT RESOLVED, that any Authorized Person, together with any designee be, and each of them acting alone hereby is, authorized to execute and deliver from time to time in the name and on behalf of the Company, any agreements, certificates, notices and other instruments and documents, as such Authorized Person or designee deems necessary, advisable or proper in order to carry out and perform the obligations of the Company under any of the aforementioned agreements or to otherwise carry out and perform the purposes and intents of these resolutions, the execution thereof by such Authorized Person or designee to be conclusive evidence of the approval thereof by such Authorized Person designee and by each undersigned Shareholder;

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FURTHER RESOLVED, that any and all action heretofore taken by any Authorized Person to negotiate, carry out and perform any of the aforementioned agreements, and all instruments, documents and agreements related thereto, or to otherwise carry out and perform the purposes and intents of these resolutions, are hereby ratified and approved in all respects;

FURTHER RESOLVED, that each of the Authorized Persons be, and hereby is, authorized and empowered to execute and deliver any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of the Merger Agreement Documents, which shall in their sole judgment be necessary, proper or advisable;

FURTHER RESOLVED, that in connection with the transactions contemplated in the preceding resolutions, each Authorized Person be, and hereby is, authorized in the name and on behalf of either Company, to certify any more formal or detailed resolutions as such Authorized Person may deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; and that thereupon, such resolutions shall be deemed adopted as and for the resolutions of the Shareholders as if set forth at length herein;

FURTHER RESOLVED, that the omission from these resolutions of any agreement or other arrangement contemplated by any of the agreements or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirements of any of the agreements or instruments described in the foregoing resolutions shall in no manner derogate from the authority of the Authorized Persons to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; and

FURTHER RESOLVED, this action by written consent shall be irrevocably effective and binding on each undersigned Shareholder upon its execution.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this action by written consent as of the date first written above.

______________________________

Nancy Walton Laurie

______________________________

Elizabeth Paige Laurie, Trustee of the EPL LINCO Trust, dated December 1, 2015

The Nancy Walton Laurie 2011 GST Exempt Irrevocable Trust

By: ______________________________

Brent P. Karasiuk, Trustee

The Nancy Walton Laurie 2011 GST Non-Exempt Irrevocable Trust

By: ______________________________

Brent P. Karasiuk, Trustee

[Written Consent of the Shareholders of LINCO Bancshares, Inc. Taken as of September __, 2020]

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [●], 202[●] (the “Effective Date”) by and among First Mid Bancshares, Inc., a Delaware corporation (the “Company”), and the Persons (as defined below) listed on Exhibit A hereto (each such Person hereunder and such Person's successors and permitted assigns, in each case to the extent holding Registrable Securities, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, the Company, Eval Sub Inc., a Missouri corporation (“Merger Sub”), LINCO Bancshares, Inc., a Missouri corporation (“Target”), and the Holders, entered into that certain Agreement and Plan of Merger dated as of September 25, 2020 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into Target (the “Merger”);

WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, the Company paid and issued to the Holders at the Closing (as defined in the Merger Agreement) (a) an amount of cash, as provided pursuant to the terms of the Merger Agreement, and (b) shares of the Company’s common stock, par value $4.00 per share, identified on Exhibit A hereto (the “Shares”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Company agreed to grant certain registration rights to the Holders as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“2020 10-K” has the meaning set forth in Section 3.1(b)

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in Mattoon, Illinois.

“Company Indemnitee” has the meaning set forth in Section 4.1(b).

“Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Effective Date” has the meaning set forth in the preamble.

“Effectiveness Period” has the meaning set forth in Section 3.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Grace Period” has the meaning set forth in Section 3.2(h).

“Holder Indemnitee” has the meaning set forth in Section 4.1(a).

“Indemnified Party” has the meaning set forth in Section 4.1(c).

“Indemnifying Party” has the meaning set forth in Section 4.1(c).

“Initial Effectiveness Date” has the meaning set forth in Section 3.1(b)

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Permitted Transferee” means (a) with respect to a Holder that is an individual, (i) the individual’s parents and spouse and any of his or her lineal descendants (including by adoption), siblings and their respective spouses, and any person (other than a tenant or employee) sharing the household of such individual, or (ii) any trust for the primary benefit of the Holder and/or any person or persons identified in clause (a)(i) and any partnership, limited liability company, corporation or any other legal entity Controlled by the Holder and/or any person or persons identified in clause (a)(i), and (b) with respect to any Holder that is a trust, partnership, limited liability company, corporation or other legal entity, any one or more of the trustees, grantors, settlors, beneficiaries, partners, members, shareholders or other owners, as applicable, of such entity.

“Person” means any natural person, corporation, limited liability company, partnership, association, trust or other entity.

“Registrable Securities” means the Shares issued to the Holders pursuant to the Merger Agreement and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to such securities; provided, however, that Registrable Securities shall cease to be Registrable Securities with respect to a particular Holder when (i) such securities have been disposed of in accordance with the Registration Statement or pursuant to Rule 144; or (ii) such securities cease to be outstanding.

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“Registration Expenses” means all expenses incurred by the Company in effecting the registration pursuant to this Agreement, including all registration and filing fees, fees and expenses relating to the listing or inclusion of the Registrable Securities on Nasdaq, printing expenses, fees and disbursements of counsel for the Company, “blue sky” fees and expenses, and expenses of the Company’s independent registered public accounting firm in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

“Registration Statement” has the meaning set forth in Section 3.1(a).

“Rule 144” means Rule 144 under the Securities Act or any successor or other similar rule, regulation or interpretation of the SEC that may at any time permit the sale of Registrable Securities to the public without registration.

“Rule 405” means Rule 405 under the Securities Act or any successor or other similar rule.

“Rule 415” means Rule 415 under the Securities Act or any successor or other similar rule providing for offering securities on a continuous or delayed basis.

“Rule 424” means Rule 424 under the Securities Act or any successor or other similar rule.

“Shares” has the meaning set forth in the recitals.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means the following expenses incurred by the Holders in connection with the offer and sale of Registrable Securities: all discounts, selling commissions, fees of selling brokers, dealer managers and similar securities industry professionals and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel for the Company included in Registration Expenses).

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise) any Shares.

“Violation” has the meaning set forth in Section 4.1(a).

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ARTICLE II

TRANSFER RESTRICTIONS

Section 2.1 General Transfer Restrictions. The right of any Holder to Transfer any Shares held by it is subject to the restrictions set forth below.

(a)       Each Holder acknowledges that the Shares have not been registered under the Securities Act and may not be Transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Holder covenants that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state and foreign securities laws. In connection with any Transfer of the Shares other than a Transfer (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144, the Company may require the Holder to provide to the Company an opinion of counsel selected by the Holder thereof and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration under the Securities Act.

(b)       Each Holder agrees to the affixing, so long as is required by this Section 2.1, of the following legend on any certificate or book-entry position evidencing any of the Shares:

RESTRICTED SECURITIES THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND WHICH MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

Certificates or book-entry positions evidencing the Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares pursuant to an effective registration statement (including the Registration Statement described in Section 3.1) covering the resale of the Shares, (ii) following any sale of such Shares pursuant to Rule 144 or if the Shares are transferrable by a Person who is not an Affiliate of the Company or the applicable Holder pursuant to Rule 144 without any volume or manner of sale restrictions thereunder, (iii) if Holder is not an Affiliate of the Company, six (6) months following the Closing, provided, however, that in the case of (i), (ii) and (iii), above, the Holder provides the Company with customary legal representation letters reasonably acceptable to the Company or (iv) if the Holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act. Whenever such restrictions shall cease and terminate as to any Shares, the Holder of such securities shall be entitled to receive from the Company upon a written request in writing, without expense, new securities of like tenor not bearing the legend set forth herein, and such new securities shall be issued promptly, but in no event less than five (5) Business Days after a written request to remove such legends.

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ARTICLE III

REGISTRATION AND PROCEDURES

Section 3.1 S-3 Registration.

(a)       In compliance with the terms of this Agreement, the Company shall prepare and file with the SEC a registration statement on Form S-3 (or such other form that the Company is then eligible to use if not eligible to use Form S-3) covering the resale as a secondary offering to be made on a continuous basis pursuant to Rule 415 of all Registrable Securities. The registration statement (or new registration statement) required to be filed pursuant to this Section 3.1, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such registration statement other than a registration statement on Form S-4 or S-8, is referred to herein as the “Registration Statement.”

(b)       As soon as practicable following the Closing Date (as defined in the Merger Agreement) but in any event not more than (x) five (5) Business Days following the Company’s filing of its annual report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 10-K”), or (y) five (5) Business Days following the Closing Date if such date is after the date the Company files the 2020 10-K, the Company shall prepare and file with the SEC the Registration Statement registering the resale of the Registrable Securities; provided, however, that the Company shall not be required to file a Registration Statement (or any amendment thereto) or, if a Registration Statement has been filed but not declared effective by the SEC, request effectiveness of such Registration Statement, if during any such time that (i) the Company’s insider trading policy would prohibit directors or executive officers of the Company from trading in the Company’s securities, (ii) the Company otherwise is in a “blackout” period in which the Company is prohibited from registering any securities for its own account or that of any other existing or prospective stockholder or trading in the Company’s securities, or (iii) audited financial statements as of a date other than the fiscal year end of the Company would be required to be prepared and, in the case of each of clauses (i), (ii) and (iii), the time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, further, that the Company shall not be required, if a Registration Statement has been filed but not declared effective by the SEC, to request effectiveness of such Registration Statement until any financial statements that are required to be filed with the SEC by the Company related to the Merger in accordance with Item 2.01 of Form 8-K are so filed, and the time periods with respect to effectiveness thereof shall be tolled correspondingly. Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after such filing and to keep the Registration Statement continuously effective as promptly as practical and in compliance with the Securities Act and usable for resale of Registrable Securities covered thereby from the date of its initial effectiveness (the “Initial Effectiveness Date”) until three (3) years following the Initial Effectiveness Date (such period, the “Effectiveness Period”); provided, however, that nothing in this Agreement shall require the Company to maintain any Registration Statement once all Registrable Securities may be sold pursuant to Rule 144 without any limitation as to manner-of-sale restrictions or volume limitations.

(c)       It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.1 or Section 3.2 with respect to Registrable Securities of a Holder that the Holder shall furnish to the Company such information regarding such Holder as required under Section 3.4(a).

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(d)       Holders shall be given a reasonable opportunity to review and reasonably comment on the Registration Statement prior to filing. The Plan of Distribution in the Registration Statement shall include provisions customary for resales by selling shareholders, including that sales may be effected in transactions described in Question 6 of Exhibit B.

Section 3.2 Registration Procedures; Company Obligations. The Company shall use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with Section 3.1, and in connection therewith shall have the following obligations:

(a)       No later than the first (1st) Business Day after the Registration Statement becomes effective, the Company shall file with the SEC the final prospectus included therein pursuant to Rule 424. The Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, shall comply as to form and content with the applicable requirements of the Securities Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made (in the case of any prospectus), not misleading.

(b)       Subject to Section 3.2(h), the Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement and timely file and incorporate by reference such Company reports filed under the Exchange Act as may be necessary to keep the Registration Statement effective and usable for resale of the Registrable Securities covered thereby at all times during the Effectiveness Period. The Company shall use commercially reasonable efforts to cause any post-effective amendment to the Registration Statement that is not effective upon filing to become effective as soon as practicable after such filing. No later than the first (1st) Business Day after a post-effective amendment to the Registration Statement becomes effective, the Company shall file with the SEC the final prospectus or prospectus supplement included therein pursuant to Rule 424.

(c)       The Company shall as promptly as practicable notify the Holders of the time when the Registration Statement becomes effective or an amendment or supplement to any prospectus forming a part of such Registration Statement has been filed. The Company shall furnish to the Holders, without charge, such documents, including copies of any preliminary prospectus or final prospectus contained in the Registration Statement or any amendments or supplements thereto, and such other documents as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities covered by the Registration Statement. The Company shall reasonably cooperate with the Holders in connection with the disposition of such Registrable Securities pursuant to the Registration Statement, including with respect to the removal of stop transfer orders and restrictive legends on Registrable Securities sold pursuant to the Registration Statement.

(d)       The Company shall use commercially reasonable efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by the Registration Statement in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such Holder reasonably requests in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject.

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(e)       The Company shall promptly notify (which notice shall be accompanied by an instruction to suspend the use of the prospectus) the Holders when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which any prospectus included in, or relating to, the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information), and, subject to Section 3.2(h), promptly prepare and file with the SEC a supplement to the related prospectus or amendment to such Registration Statement or any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)       The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and to notify the Holders of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)       The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be (1) listed on the Nasdaq Global Market during the Effectiveness Period and (2) reflected in the stock ledger maintained by the Company’s transfer agent.

(h)       Notwithstanding anything in this Agreement to the contrary, at any time after the Registration Statement becomes effective the Company may delay the disclosure of material, non-public information concerning the Company or any of its subsidiaries if the Board of Directors of the Company has a valid business reason for determining that disclosure of such information is not in the best interests of the Company and such disclosure is not otherwise required (a “Grace Period”); provided, however, that the Company shall promptly (i) provide written notice to the Holders of the Grace Period (provided that in no event shall such notice contain any material, non-public information) and the date on which the Grace Period will begin, (ii) use commercially reasonable efforts to terminate a Grace Period as promptly as possible; and (iii) provide written notice to the Holders of the date on which the Grace Period ends; provided, further, that (1) the Company shall not register any securities for its own account or that of any other existing or prospective stockholder or permit the Company’s officers and directors to trade in the Company’s shares during such Grace Period and (2) the Effectiveness Period shall be extended by the aggregate number of days in all Grace Periods during the Effectiveness Period. The provisions of Section 3.2(e) shall not be applicable during any Grace Period. Upon expiration of a Grace Period, the Company shall again be bound by the provisions of Section 3.2(e) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.

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Section 3.3 Current Public Information. During the Effectiveness Period, the Company shall use commercially reasonable efforts to (i) make and keep public information available, as those terms are defined in Rule 144, until all the Registrable Securities cease to be Registrable Securities, and so long as a Holder owns any Registrable Securities, furnish to such Holder upon request a written statement by the Company as to its satisfaction of the current public information requirements of Rule 144 and (ii) file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act.

Section 3.4 Obligations of the Holders.

(a)       Each Holder shall furnish in writing to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended method of disposition of the Registrable Securities held by such Holder as shall be reasonably required to effect the registration of such Registrable Securities and shall execute, or shall cause to be executed, such customary documents in connection with such registration as the Company may reasonably request. In connection therewith, upon the execution of this Agreement, each Holder shall complete, execute and deliver to the Company a selling securityholder notice and questionnaire in the form attached hereto as Exhibit B. At least five (5) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Holder of any additional information the Company requires from such Holder, and such Holder shall provide such information to the Company at least three (3) Business Days prior to the first anticipated filing date of the Registration Statement.

(b)       Each Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement.

(c)       Upon receipt of written notice from the Company of any event of the kind described in Section 3.2(e) or Section 3.2(f) or written notice of any Grace Period, each Holder shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended prospectus or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed or that the Grace Period has ended. If so directed by the Company, such Holder shall use its commercially reasonable efforts to return to the Company (at the Company’s expense) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice other than permanent file copies then in such Holder’s possession.

(d)       No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed.

(e)       Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

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Section 3.5 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses in connection with the sale of any Registrable Securities shall be borne by the Holder(s) selling such Registrable Securities.

Section 3.6 Transfer of Registration Rights. With respect to any Transfer of Registrable Securities by a Holder to a Permitted Transferee in accordance with Article II, the rights of such Holder contained in this Agreement as to such Shares Transferred may be assigned or otherwise conveyed by such Holder to the Permitted Transferee provided that the Permitted Transferee agrees with the Company in writing to be bound by this Agreement with respect to such Shares, in which case such Permitted Transferee shall thereafter be a "Holder" hereunder in accordance with the terms of this Agreement.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification. In the event any Registrable Securities are included in the Registration Statement:

(a)       The Company shall indemnify and hold harmless each Holder of Registrable Securities and such Holder’s officers, directors, employees, partners, members, agents (including brokers), representatives and Affiliates and each Person, if any, who Controls such Holder within the meaning of the Securities Act or the Exchange Act (each, a “Holder Indemnitee”), against any losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) to which they may become subject, insofar as such losses, claims, damages, liabilities or reasonable expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference, (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made (in the case of any prospectus), not misleading, and (iii) a violation or alleged violation by the Company or its agents of the Securities Act, Exchange Act or any rule or regulation promulgated under the Securities Act or the Exchange Act or any other federal or state law, rule or regulation applicable to the Company or its agents or Affiliates in connection with the offer and sale of Registrable Securities pursuant to the Registration Statement, and the Company will pay to each such Holder Indemnitee, as accrued, any legal or other expenses reasonably incurred by he, she or it in connection with investigating or defending any such loss, claim, damage, liability, action or expense to the extent that any such expense is not paid under (i), (ii) or (iii) above; provided, however, that the indemnification contained in this Section 4.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any such loss, claim, damage, liability, action or expense to the extent that it arises out of or is based upon a Violation which occurs (A) in reliance upon and in conformity with written information furnished by a Holder to the Company, (B) in connection with any failure of such Person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) in connection with any offers or sales effected by or on behalf of any Holder Indemnitee in violation of Section 3.4(c) of this Agreement, or (D) as a result of offers or sales effected by or on behalf of any Holder Indemnitee by means of a free writing prospectus (as defined in Rule 405) that was not authorized in writing by the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder Indemnitee, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

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(b)       Each Holder, severally and not jointly, shall indemnify and hold harmless the Company and each of its officers, directors, employees, agents, representatives and Affiliates and Persons, if any, who Control the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Indemnitee”), against any losses, claims, damages, liabilities or expenses to which any of the Company Indemnitees may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder which is contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made (in the case of any prospectus), not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder to the Company, (iii) a violation or alleged violation by a Holder of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to such Holder and relating to action or inaction required of such Holder in connection with the registration of such Holder’s Registrable Securities or (iv) in connection with any offer or sales effected by or on behalf of such Holder in violation of Section 3.4(c) of this Agreement, and such Holder, on a several basis, will pay, as accrued, any legal or other expenses reasonably incurred by any Company Indemnitee pursuant to this Section 4.1(b), in connection with investigating or defending any such loss, claim, damage, liability, action or expense as a result of such Holder’s untrue statement or omission or violation; provided, however, that the indemnification contained in this Section 4.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the amount any Holder will be obligated to pay pursuant to this Section 4.1(b) and Section 4.2 will be limited to an amount equal to the net proceeds actually received by such Holder for the sale of the Registrable Securities pursuant to the Registration Statement which gives rise to such obligation to indemnify and/or contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Company Indemnitee, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

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(c)       Promptly after receipt by a party to this Agreement entitled to indemnity hereunder (an “Indemnified Party”) under this Section 4.1 of notice of the commencement of any action (including any governmental action), such Indemnified Party will, if a claim in respect thereof is to be made against any party to this Agreement from whom indemnification may be sought under this Section 4.1 (an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Party, if (i) the Indemnifying Party shall have failed to assume the defense of such claim within seven (7) days after receipt of notice of the claim and to employ counsel reasonably satisfactory to such Indemnified Party, as the case may be; or (ii) in the reasonable opinion of counsel retained by the Indemnified Party, representation of such Indemnified Party by such counsel would be inappropriate due to actual or potential differing interests (including the availability of differing legal defenses) between such Indemnified Party and any other party represented by such counsel in such proceeding. It is understood that the Indemnifying Party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate counsel at any time for all such Indemnified Parties. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party reasonably apprised of the status of the defense or any settlement negotiations with respect thereto. No Indemnifying Party will, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that includes a finding or admission of any violation of law or any violation of the rights of any Person or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such action or claim. No Indemnifying Party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 4.1, except to the extent such failure to give notice has a material adverse effect on the ability of the Indemnifying Party to defend such action.

Section 4.2 Contribution. If the indemnification provided for in Section 4.1 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to severally and not jointly contribute pursuant to this Section 4.2, together with Holder’s liability under Section 4.1(b), will be limited to an amount equal to the net proceeds actually received by a Holder for the sale of the Registrable Securities pursuant to the Registration Statement which gives rise to such obligation to contribute and/or indemnify (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

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ARTICLE V

GENERAL PROVISIONS

Section 5.1 Entire Agreement. This Agreement (including Exhibit A hereto) constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

Section 5.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered in person, (b) the third (3rd) Business Day after being deposited in the United States mail, registered or certified mail (return receipt requested), (c) the first (1st) Business Day after being deposited with Federal Express or any other recognized national overnight courier service or (d) if delivered by electronic mail, upon receipt. The addresses and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or email address as may be designated in writing hereafter, in the same manner, by any such Person.

Section 5.3 Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts (including by electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

Section 5.4 Amendment; Waiver. This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities at such time. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 5.5 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

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Section 5.6. Governing Law; Venue. This Agreement and all claims or causes of action (whether sounding in contract or tort) arising under or related to this Agreement, shall be governed by and construed in accordance with, the laws of the State of Delaware, without regard to any rule or principle that might refer the governance or construction of this Agreement to the laws of another jurisdiction. In any action or proceeding between any of the parties arising under or related to this Agreement, each of the parties (a) knowingly, voluntarily, irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts located in Saint Louis county, Missouri and the federal courts located in Saint Louis, Missouri, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts, (b) agrees that all claims in respect of any such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 5.6, (c) waives any objection to the laying of venue of any such action or proceeding in such courts, including any objection that any such action or proceeding has been brought in an inconvenient forum or that the court does not have jurisdiction over any party, and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 5.2. The parties agree that any party may commence a proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 5.7 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DIRECT OR INDIRECT ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) MAKES THIS WAIVER VOLUNTARILY, AND (C) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.7.

Section 5.8 Equitable Relief. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed by such first party in accordance with their specific terms or were otherwise breached by such first party. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

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Section 5.9 Miscellaneous. Except as otherwise expressly provided in this Agreement, each party shall pay its, his or her own expenses incurred in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement, except for Indemnified Parties.

(Next Page is Signature Page)

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IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

FIRST MID BANCSHARES, INC.

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

Address for Notice: __________________________

Telephone No.: _____________________________

Email Address: _____________________________

with a copy to (which shall not constitute notice):

Schiff Hardin LLP

233 S. Wacker Drive, Suite 7100

Chicago, Illinois 60606-6473

Telephone No.: (312) 258-5795

Email Address: jzgliniec@schiffhardin.com

Attention: Jason Zgliniec, Esq.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Name: ______________________________________

By: ________________________________________

Name:

Title:

Address for Notice: __________________________

Telephone No.: _____________________________

Email Address: _____________________________

Exhibit A

Holders and Shares

Name of Holder	Number of Shares
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]

Exhibit B

Form of Notice and Questionnaire

NOTICE

First Mid Bancshares, Inc., a Delaware corporation (the “Company”) has filed or may file with the United States Securities and Exchange Commission a registration statement on Form S-3 (such registration statement or any subsequent registration statement, the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of shares of common stock, par value $4.00 per share, of the Company, in accordance with the Registration Rights Agreement, dated as of [●], 202[●], by and among the Company and the Holders named therein (the “Registration Rights Agreement”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

The undersigned beneficial owner (the “Selling Holder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company’s directors and officers and each person, if any, who Controls the Company within the meaning of the Securities Act, from and against certain losses arising in connection with statements concerning the undersigned made in the Company’s Registration Statement or the related prospectus in reliance upon and in conformity with information furnished by the undersigned to the Company, including the information provided in this Notice and Questionnaire.

If the Selling Holder transfers all or any portion of the Registrable Securities listed in Item 3 below to a Permitted Transferee after the date on which such information is provided to the Company, the Selling Holder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

QUESTIONNAIRE

Please respond to every item, even if your response is “none.” If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

If you have any questions about the contents of this Questionnaire or as to who should complete this Questionnaire, please contact the [TITLE] of the Company, [NAME], at [PHONE NUMBER] or [E-MAIL].

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1. Your Identity and Background as the Beneficial Owner of the Registrable Securities.

(a)       Your full legal name:

_________________________________________________________________________________________

(b)       Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

Address: _________________________________________________________________________________

_________________________________________________________________________________________

Telephone No.: _____________________________________________________________________________

Fax No.: ___________________________________________________________________________________

(c)       Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

(d)       If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

For the purposes of this Item 1(d), an “affiliate” of a registered broker-dealer includes any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(e)       Full legal name of person through which you hold the Registrable Securities — (i.e., name of your broker or the DTC participant, if applicable, through which your Registrable Securities are held):

Name of Broker: ______________________________________________________________________________

DTC No.: ___________________________________________________________________________________

Contact person: ______________________________________________________________________________

Telephone No.: ______________________________________________________________________________

2.       Your Relationship with the Company.

(a)       Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

☐ Yes.

☐ No.

(b)       If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with the Company:

___________________________________________________________________________________

___________________________________________________________________________________

3.       Your Interest in the Registrable Securities.

(a)       State the type and amount of Registrable Securities beneficially owned by you:

___________________________________________________________________________________

(b)       Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of the Company?

☐ Yes.

☐ No.

(c)       If your answer to Item 3(b) above is yes, state the type, the aggregate amount and CUSIP No. of such other securities of the Company beneficially owned by you:

Type: ____________________________________________________________________________

Aggregate amount: ___________________________________________________________________

CUSIP No.: _________________________________________________________________________

(d)       Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

☐ Yes.

☐ No.

(e)       At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, direct or indirect, with any person to distribute the securities?

☐ Yes.

☐ No.

(f)       If your response to Item 3(e) above is yes, please describe such agreements or understandings:

___________________________________________________________________________________

___________________________________________________________________________________

4.       Nature of your Beneficial Ownership.

(a)       Check if the beneficial owner set forth in your response to Item 1(a) is any of the below:

(i)       A reporting company under the Exchange Act. ☐

(ii)        A majority owned subsidiary of a reporting company under the Exchange Act. ☐

(iii)        A registered investment fund under the 1940 Act. ☐

(b)       If the beneficial owner of the Registrable Securities set forth in your response to Item 1(a) above is a limited partnership, state the names of the general partner(s) of such limited partnership:

___________________________________________________________________________________

___________________________________________________________________________________

(i) With respect to each general partner listed in Item 4(b) above who is not a natural person and is not publicly-held, name each shareholder (or holder of partnership interests, if applicable) of such general partner. If any of these named shareholders are not natural persons or publicly-held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly-held entity.

___________________________________________________________________________________

___________________________________________________________________________________

(c)       Name your controlling shareholder(s) (the “Controlling Entity”). If the Controlling Entity is not a natural person and is not a publicly-held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly-held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly-held entity.

(i) (A) Full legal name of Controlling Entity(ies) or natural person(s) who have sole or shared voting or dispositive power over the Registrable Securities:

___________________________________________________________________________________

___________________________________________________________________________________

(B) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address: ____________________________________________________________________________

Telephone No.: _______________________________________________________________________

Fax No.: ____________________________________________________________________________

(C) Name(s) of shareholder(s): ___________________________________________________________

___________________________________________________________________________________

(ii)       (A) Full legal name of Controlling Entity(ies):

___________________________________________________________________________________

(B) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address: ____________________________________________________________________________

___________________________________________________________________________________

Telephone No.: _______________________________________________________________________

___________________________________________________________________________________

Fax No.: ____________________________________________________________________________

___________________________________________________________________________________

(iii) Name(s) of shareholder(s):

___________________________________________________________________________________

___________________________________________________________________________________

5.       Short Positions

(A) Do you have an existing short position in the equity securities of the Company?

☐ Yes.

☐ No.

(B) If the answer to (A) is “Yes,” please describe the equity securities involved and the size of the short position.

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

(C) If the answer to (A) is “Yes” and the short position was created prior to the registration of the Registrable Securities, the short position may not be closed out with any Registrable Securities you own.

6. Plan of Distribution.

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through Underwriters, broker-dealers or agents. If the Registrable Securities are sold through Underwriters, broker-dealers or agents, the Selling Holder will be responsible for underwriting discounts or commissions or agents’ commissions in accordance with the Registration Rights Agreement. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, (iv) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, (v) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (vi) purchases by a broker-dealer as principal and resale by the broker-dealer for its account, (vii) an exchange distribution in accordance with the rules of the applicable exchange, (viii) privately negotiated transactions, (ix) sales pursuant to Rule 144, (x) broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share, (xi) a combination of any such methods of sale, and (xii) any other method permitted pursuant to applicable law not involving hedging or short sales (provided that the Selling Holder may sell securities short and redeliver Registrable Securities to close out such short positions and may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities and deliver Registrable Securities to close out such short positions). The Selling Holder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its security obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Holder also may transfer and donate the Registrable Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the Selling Holder for purposes of this prospectus.

State any exceptions here:

___________________________________________________________________________________

___________________________________________________________________________________

[Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written agreement of the Company.]

The undersigned acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The undersigned beneficial owner and Selling Holder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the undersigned beneficial owner and Selling Holder against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

All notices to the beneficial owner hereunder and pursuant to the Registration Rights Agreement shall be made in writing to the undersigned at the address set forth in Item 1(b) of this Notice and Questionnaire.

By signing below, the undersigned acknowledges that it is the beneficial owner of the Registrable Securities set forth herein, consents to the disclosure of the information contained in this Notice and Questionnaire and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the undersigned beneficial owner and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the undersigned beneficial owner. This Notice and Questionnaire shall be governed in all respects by the laws of the State of Delaware, without giving effect to rules governing the conflict of laws.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

NAME OF BENEFICIAL OWNER:

___________________________________________________________________________________

(Please print)

Signature:

___________________________________________________________________________________

Date:

___________________________________________________________________________________

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND
QUESTIONNAIRE TO NISOURCE INC. AS FOLLOWS:

[Name, Title]

[Company Name]

[Address]

[Address]

[E-mail]